WEST CAMPUS COGENERATION FACILITY

OPERATION AND MAINTENANCE AGREEMENT

TABLE OF CONTENTS

Page

OPERATION AND MAINTENANCE AGREEMENT

RECITALS

ARTICLE I DEFINITIONS

ARTICLE II REPRESENTATIONS

2.1.

Representations by Operator.

2.2.

Representations by MGE.

2.3.

Representations by the University.

ARTICLE III ENGAGEMENT OF OPERATOR AND DESCRIPTION OF SERVICES

3.1.

Engagement of Operator.

3.2.

Services.

3.3.

Non-Routine Services.

3.4.

Standards For Performance of Services.

3.5.

Employment.

3.6.

Care, Custody and Control of the Facility.

3.7.

Limitation on Operator’s Authority.

3.8.

Execution of Documents.

3.9.

Affiliate Matters.

3.10.

No Disruption.

ARTICLE IV STEAM AND CHILLED WATER

4.1.

Steam Delivery Services.

4.2.

Chilled Water Delivery Services

4.3.

Scheduling and Dispatch; Gas Supply Procedures

4.4.

Performance Standards for Steam and Chilled Water.

ARTICLE V .

OBLIGATIONS OF UNIVERSITY

5.1.

Lake Water Supply.

5.2.

Assistance in Obtaining Permits.

5.3.

Steam Supply.

ARTICLE VI PROCEDURES, PLANS AND REPORTING

6.1.

Operation and Maintenance Procedures Manual.

6.2.

Annual Budget and Operating Plan.

6.3.

Accounts and Reports.

ARTICLE VII COMPENSATION AND PAYMENT; REOPENER PROVISIONS

7.1.

Reimbursement for Services.

7.2.

Compensation for Non-Routine Services.

7.3.

Monthly Invoice; Payment

7.4.

Payment for Major Maintenance.

7.5.

Payment for One Time Expenditures.

7.6.

Facility Expansion.

7.7.

Adjustments and Conditions.

7.8.

Accounting and Audit Rights

7.9.

Interest.

7.10.

Disputed Payments.

7.11.

Chilled Water Operations and Fixed O&M Cost Reopeners.

7.12.

Notice.

7.13.

Reopener Terms Negotiation Process.

7.14.

Independent Efficiency Evaluation/Dispatch Reopener.

ARTICLE VIII TERM

8.1.

Term.

8.2.

Termination by the University.

8.3.

Termination by Operator.

8.4.

Defaults Not Justifying Termination.

8.5.

Remedies for Defaults Not Justifying Termination.

8.6.

Facility Condition at End of Term.

ARTICLE IX INSURANCE

9.1.

Insurance.

9.2.

Certificates; Proof of Loss.

9.3.

No Limitation on Liability.

ARTICLE X METERING

10.1.

Metering.

10.2.

Meter Readings.

10.3.

Access and Inspections.

10.4.

Testing and Calibration; Repair.

ARTICLE XI INDEMNIFICATION

11.1.

By Operator.

11.2.

By the University.

11.3.

Duty to Keep Apprised.

ARTICLE XII LIABILITIES OF THE PARTIES

12.1.

No Consequential Damages.

ARTICLE XIII DISPUTE RESOLUTION

13.1.

In General.

13.2.

Litigation.

13.3.

Continued Performance.

ARTICLE XIV TITLE DOCUMENTS AND DATA

14.1.

Materials and Equipment.

14.2.

Documents.

ARTICLE XV MISCELLANEOUS

15.1.

Assignment.

15.2.

Access.

15.3.

Cooperation in Permitting and Financing.

15.4.

Independent Contractor.

15.5.

Not for Benefit of Third Parties.

15.6.

Force Majeure.

15.7.

Amendments.

15.8.

Survival.

15.9.

No Waiver.

15.10.

Notices.

15.11.

Counterparts.

15.12.

Governing Law.

15.13.

Partial Invalidity.

15.14.

Captions, Exhibits, and the Table of Contents.

15.15.

Entire Agreement.

15.16.

Conflicting Provisions.

15.17.

Successors and Assigns.

15.18.

Designated Representatives.

15.19.

Procurement.

15.20.

Non-Appropriation.

15.21.

Contingent Upon Issuance of CPCN and Other Authorizations; PSCW Modifications.

OPERATION AND MAINTENANCE AGREEMENT

This Operation and Maintenance Agreement is made and entered into as of October 1, 2003, by and among the Board of Regents of the University of Wisconsin System (the “University”) and Madison Gas and Electric Company, a Wisconsin corporation, in its capacity as Operator (“Operator”) and in its capacity as lessee of  a portion of the “Facility” under the “Facility Lease” all as defined  below (“MGE”).

RECITALS

WHEREAS, the University acting together with MGE Power West Campus, LLC, a Wisconsin limited liability company and an Affiliate of Operator (“MGE Power”) collectively intend to develop, construct and own a steam, chilled water and electric cogeneration facility located immediately north of the UW-Madison Walnut Street Heating Plant in Madison, Wisconsin on land owned by the University (the “Facility”);

WHEREAS, the University will own the “University-Owned Facility Property” (as defined in the Joint Ownership Agreement) in the Facility for the purpose of producing steam and chilled water for use by the University and requires the assistance of Operator to operate the Facility to produce such steam and chilled water for use by the University;

WHEREAS, MGE Power will own the “MGE Power–Owned Facility Property” (as defined in the Joint Ownership Agreement) in the Facility;

WHEREAS, pursuant to the Facility Lease, MGE Power will lease its interest in the Facility to MGE, and MGE, in its capacity as lessee under the Facility Lease, will receive thereby the rights to the electric capacity and energy produced by the Facility, as described in the Joint Ownership Agreement;

WHEREAS, throughout the commercial operation of the Facility, the University requires a qualified, competent and experienced Operator to perform the “Services” and the “Non-Routine Services” (as defined herein) related to the operation and maintenance of the Facility;

WHEREAS, Operator has represented to the University that Operator is qualified and competent to operate and maintain the Facility;

WHEREAS, Operator is willing to provide the Services and the Non-Routine Services related to the operation and maintenance of the Facility, all on the terms and conditions set forth herein; and

WHEREAS, the University is willing to engage Operator to provide the Services and the Non-Routine Service related to the operation and maintenance of the Facility, all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual premises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

DEFINITIONS

As used herein, the following terms shall have the indicated definitions.  Capitalized terms used but not defined herein shall have the respective meanings given in the Joint Ownership Agreement:

“Accessories” shall mean collectively tools, special tools, equipment, safety equipment, spare parts including, without limitation,  spare parts and other materials (excluding Consumables) required for the operation and maintenance of the Facility.

“Affiliate” shall mean (i) any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with a Party, and (ii) any Person that, directly or indirectly, is the beneficial owner of five percent (5%) or more of any class of equity securities of, or other ownership interests in, a Party or of which the Party is directly or indirectly the owner of five percent (5%) or more of any class of equity securities or other ownership interests.

“Aggregate Damages Cap” shall have the meaning set forth in Section 4.6.2.

“Agreement” shall mean this Operation and Maintenance Agreement, as the same may be amended, modified, restated or supplemented from time to time in accordance with the terms hereof.

“Annual Budget” shall mean the budget for the Facility, prepared every year by Operator in accordance with Good Utility Practice, approved by the PSCW, and reviewed and approved by the Operating Committee, including (a) a proposed capital budget for scheduled replacement of equipment and capital improvements to the Facility; and (b) a proposed operating and maintenance expense budget for the Facility.

“Authorization” shall mean any license, permit, approval, filing, waiver, exemption, variance, clearance, entitlement, allowance, franchise, or other authorization, whether from any Governmental Authority, corporate or otherwise.

“Bankruptcy” shall mean a situation in which:  (i) a party shall file a voluntary petition in bankruptcy or shall be adjudicated as bankrupt or insolvent, or shall file any petition, answer or consent seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under the present or future applicable Federal, state or other statute or law relating to bankruptcy, insolvency or other relief for debtors, or shall seek or consent to or acquiesce in the appointment of, any trustee, receiver conservator or liquidator of such party or of any substantial part of such party’s properties (the term “acquiesce” as used in this definition, includes without limitation, the failure to file a petition or motion to vacate or discharge any order, judgment or decree within fifteen (15) days after entry of such order, judgment or decree); (ii) a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against any party seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future Federal bankruptcy law or any other present or future applicable Federal, state or other statute or law relating to bankruptcy, insolvency or other relief for debtors, and such party shall acquiesce in the entry of such order, judgment or decree or such order, judgment or decree shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the date of entry thereof, or any trustee, receiver, conservator or liquidator of such party or of all or any substantial part of its property shall be appointed without the consent or acquiescence of such party and such appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days whether or not consecutive; (iii) a party shall admit in writing its inability to pay its debts as they mature; (iv) a party shall give notice to any Governmental Authority of insolvency or pending insolvency, or suspension or pending suspension; or (v) a party shall make an assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors.

“BTU” shall mean a British Thermal Unit.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which either the state or national banks in the State of Wisconsin are not open for the conduct of normal banking business.

“Change in Control” shall have the meaning set forth in the Joint Ownership Agreement.

“Chilled Water” shall mean the chilled water delivered by Operator to the University pursuant to this Agreement.

“Chilled Water Assets” shall have the meaning set forth in Appendix I to the Joint Ownership Agreement.

“Chilled Water Capacity Baseline” shall have the meaning set forth in the EPC Agreement.

“Chilled Water Commercial Operation Date” shall have the meaning set forth in EPC Agreement.

“Chilled Water Cooling Tower Blow-down Costs” shall mean the costs described in Exhibit C, Schedule CW-2D.

“Chilled Water Cooling Tower Make-up Costs” shall mean the costs described in Exhibit C, Schedule CW-2C.

 “Chilled Water Delivery Point” shall mean the intersection of the chilled water -supply and chilled water return piping and the outside surface of the Facility building wall.

“Chilled Water Fixed O&M Costs” shall have the meaning set forth in Exhibit C, Schedule CW-1.

 “Chilled Water Liquidated Damages” shall have the meaning set forth in Section 4.4.4.

“Chilled Water Make-up Costs” shall mean the costs described in Exhibit C, Schedule CW-2B.

“Chilled Water Reliability Ratio” has the meaning set forth in Section 4.4.3.

“Chilled Water Return” shall mean the chilled water returned by the University to the Chilled Water Delivery Point.

“Chilled Water Station Service Costs” shall mean the costs described in Exhibit C, Schedule CW-2A.

“Chilled Water Variable O&M Costs” shall have the meaning set forth in Exhibit C, Schedule CW-2.

“Chiller Hours” shall have the meaning set forth in Section 4.4.3.

“Chilling Power Ratio” shall mean a ratio, expressed as a percentage, (i) the denominator of which is the total number of days during any Cooling Season for which the average temperature of the Chilled Water Return at the Chilled Water Delivery Point is 50ºF or less and at least one chiller is scheduled (“Cool Return Days”), and (ii) the numerator of which is the number of Cool Return Days for which the average temperature of Chilled Water at the Chilled Water Delivery Point is 40ºF or less.  For the purposes of this definition, including the calculation of the Chilling Power Ratio, a Cooling Season must be at least thirty (30) days in length.

“Chronic Non-Performance” shall have the meaning set forth in Section 4.5.

“Commencement Date” shall mean the earlier of the Steam Commercial Operation Date and the Chilled Water Commercial Operation Date.

“Commercial Operation Date” shall have the meaning set forth in the EPC Agreement.

“Condensate” shall mean the water which results from the condensation of steam.

“Condensate Delivery Point” shall mean the intersection of the Condensate Return piping and the outside surface of the Facility building wall.

“Condensate Return” shall mean the Condensate that is returned to the Facility by the University at the Condensate Delivery Point.

“Consumables” shall mean lubricants, chemicals, fluids, oils, supplies, filters, fittings, connectors, seals, gaskets, hardware, wires and such other materials (other than Accessories) used routinely in the normal course of the operation and maintenance of the Facility.

“Consumer Price Index” or “CPI” shall mean the latest available Consumer Price Index for All Urban Consumers For All Items, as published in Table 1 in the United States Department of Labor, Bureau of Labor Statistic’s monthly publication, CPI Detailed Report, or if such index is no longer published or the method of computation thereof is substantially modified, a mutually agreeable alternative index.

“Contractor” shall mean MGE Construct LLC, a Wisconsin limited liability company and an Affiliate of Operator, and its successors and assigns.

“Cooling Season” shall mean the period from April 15 through October 15, inclusive, throughout the Term.

 “Day” shall mean a twenty four (24) hour period from 12:01 a.m. until midnight.

“Default Notice” shall have the meaning set forth in Section 8.2 hereof.

“Default Rate” shall mean a rate per annum equal to (a) for any amount that is paid within 12 months of the applicable payment date set forth in this Agreement, the lesser of (i) the rate publicly announced by U.S. Bank, N.A.  as its prime lending rate (whether such rate is called the “prime rate,” “base rate” or any other name), which is in effect (including changes therein) during the interest accrual period plus two percent (2%) per annum or (ii) the maximum rate that can be charged under applicable law; and (b) for any amount that is not paid within 12 months of the applicable payment date set forth in this Agreement, the greater of (i) Operator’s pre-tax cost of capital, as established by the PSCW; and (ii) the interest rate payable on late payments for state agencies, as provided for by Section 16.528, Wis. Stats., as it may hereafter be amended.

“Dispatch Protocol” shall mean the protocol that the University and Operator will follow for the scheduling and dispatch of Steam and Chilled Water from the Facility, as more particularly set forth in Exhibit D.

“Emergency” shall mean any occurrence, in the reasonable judgment of the University, as the case may be, that may arise that requires immediate action and which constitutes a serious hazard to the safety of persons or property or may materially interfere with the safe, economical or environmentally-sound operation of the Lake Water Supply Facilities.

“Environmental Laws” shall mean any and all federal, state and local statutes, laws, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or Hazardous Substances or wastes into the environment, including without limitation, into the ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or Hazardous Substances or wastes.

“EPC Agreement” shall mean that certain Engineering, Procurement and Construction Agreement dated as of  October 1, 2003, among the Contractor, the State and MGE Power.

“Equipment Instruction Manual” shall have the meaning set forth in the EPC Agreement.

“Facility” shall have the meaning set forth in the Recitals.

“Facility Lease” shall mean that certain Facility Lease Agreement between MGE Power as lessor, and MGE, as lessee, under which MGE leases all right title and interest of MGE Power in the Facility.

 “Force Majeure” shall mean in respect of any Party  an event beyond the reasonable control of such Party which prevents or delays such Party from performing its obligations under this Agreement (except for the obligation to pay money).  Examples include, to the extent they otherwise meet the foregoing definition, the following: war, hostilities, civil disturbances, any kind of local or national emergency, riot, fire, flood, hurricane, storm, earthquake, concealed or subterranean conditions at the Site that could not be discovered by a reasonable inspection of the Site, consistent with the limitations on access provided by the University, power failure or power surge (except those resulting from Operator’s negligence), epidemic, explosion, sabotage, act of God, acts or failures to act by Governmental Authorities (including failure to issue, delays in issuing beyond the period provided by law, or if no such period is provided, beyond the customary period, or revocation of Authorizations, except to the extent any such failure, delay or revocation is due to the negligence or willful misconduct of Operator or its Affiliates), failure of subcontractors or suppliers of labor or equipment and materials to perform or deliver on a timely basis, to the extent such failure is due to a force majeure condition affecting the subcontractor or supplier, strike, slowdown or other labor unrest (other than a localized strike against an individual employer), delay of carriers, failure of the usual modes of transportation, embargo, change in any applicable Law from that in effect on the date hereof, any condition at the Site that requires remediation under any applicable Law related to the environment, or expropriation or confiscation of facilities.  Force Majeure does not include equipment failure, except to the extent that such equipment failure is the result of Force Majeure.

“Fuel” shall mean natural gas meeting the specifications of the transporting pipeline’s FERC tariff, or petroleum distillate.

“Gas Day” or “G.Day” shall mean a twenty-four (24) hour period beginning at 9:00 a.m.

“Gas Supply Procedures” shall mean the procedures that Operator follows to schedule the gas supply for the Facility, as more particularly set forth in Exhibit D to this Agreement.

“Good Utility Practice” shall mean, at any particular time, (a) any of the practices, methods and acts engaged in or approved by a significant portion of the United States electric power generating industry (including without limitation cogeneration facilities) prior to such time and by constructors, owners, operators or maintainers of facilities similar in size and operational characteristics to the Facility, or (b) any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at the lowest reasonable costs consistent with applicable law and the Authorizations, environmental considerations, good business practices, reliability, safety, expedition and the manufacturer’s maintenance requirements, provided that “Good Utility Practice” is not intended to be limited to the optimum practices, methods or acts to the exclusion of all others, but rather to be a spectrum of the acceptable practices methods or acts generally accepted in such industry having due regard for, among other things, the manufacturer’s maintenance requirements, the requirements of Governmental Authorities and any applicable agreements.

“Governmental Authority” shall mean the federal government of the United States, and any state, county or local government or regulatory department, body, political subdivision, commission, agency, instrumentality, ministry, court, judicial or administrative body, taxing authority, or other authority thereof (including any corporation or other entity owned or controlled by any of the foregoing) having jurisdiction over either party hereto, the Facility, or the Site, whether acting under actual or assumed authority, but shall not include the University acting as an owner of the Facility hereunder.

“Ground Lease” shall have the meaning set forth in the definition of the term “Site”.

 “Hazardous Substances” shall mean, collectively, any petroleum or petroleum product, asbestos in any form that is or could become friable, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs), hazardous waste, hazardous material, hazardous substance, toxic substance, contaminant or pollutant, as defined or regulated under any federal, state or local law relating to the protection of the environment, including the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et seq., or any similar state statute.

“Heating Season” shall mean the period from October 16 through April 14, inclusive, throughout the Term.

“Incremental Water Supply Cost” shall have the meaning set forth in Section 7.5 of the EPC Agreement.

“Initial Inventory” shall mean the initial inventory of Accessories and Consumables, established in accordance with Good Utility Practice.

“Initial Inventory Cost” shall have the meaning set forth in Section 7.5.

“ISO” shall mean an independent system operator.

“Joint Ownership Agreement” shall mean that certain Joint Ownership Agreement, dated as of  October 1, 2003, among the University, the State and MGE Power.

“Lake Water Supply” shall have the meaning set forth in Section 5.1.

“Lake Water Supply Agreement” shall have the meaning set forth in Section 5.1.

“Lake Water Supply Facilities” shall mean the Lake Mendota intake structure, the water supply pipe, pumps and all other facilities owned or operated by the University for the purpose of withdrawing, pumping, transmitting and delivering the Lake Water Supply from Lake Mendota to the Water Supply Delivery Point.

“Lake Water Supply Facilities Variable O&M Expense” shall mean the variable operating and maintenance expense for the Lake Water Supply Facilities, including the cost of electricity and labor to operate such Facilities, but shall not include any charge for Lake Mendota water itself or rental or fee for use of the Lake Water Supply Facilities, or repair or replacement of such Facilities to the proportionate extent of the water usage by the Facility to the total usage of water from the Lake Water Supply Facilities.”

“Law” shall mean (i) any law, legislation, statute, act, rule, ordinance, decree, treaty, regulation, order, judgment, or other similar legal requirement, or (ii) any legally binding announcement, directive or published practice or interpretation thereof, enacted, issued or promulgated by any Governmental Authority.

“Liquidated Damages” shall mean Steam Liquidated Damages,  Chilled Water Liquidated Damages, Temperature Related Steam Liquidated Damages and Temperature Related Chilled Water Liquidated Damages.

“MAIN” shall mean the Mid-America Interconnected Network, Inc., or its successors, including any ISO responsible for MAIN.

“Major Maintenance” shall mean maintenance or inspection of the Facility’s major equipment as recommended by the manufacturer that requires significant outage time.  Major Maintenance shall include, but not be limited to, combustion inspections, hot gas path inspections, and major overhauls.  Major Maintenance shall also include unplanned major forced outages due to equipment failure or Force Majeure.

“Meter” shall have the meaning set forth in Section 10.1.

“MGE” has the meaning set forth in the Preamble to this Agreement.

“MGE Power” has the meaning set forth in the Recitals to this Agreement.

“MLB” shall mean one thousand pounds.

“MMBTU” shall mean one million BTUs.

“Non-Conforming Chilled Water” shall have the meaning set forth in Section 4.2.4.

“Non-Conforming Steam” shall have the meaning set forth in Section 4.1.6.

“Non-Routine Services” shall have the meaning set forth in Section 3.3.

“Operating Committee” shall have the meaning set forth in Section 8.2 of the Joint Ownership Agreement.

“Operating Plan” shall mean the plan prepared for Operator for review and approval of the Operating Committee, which includes the projected electric, steam and chilled water requirements of the Owners, as well as Scheduled Maintenance and Major Maintenance, affecting electric, steam and chilled water capacity in the prescribed period.

“Operating Year” shall mean (i) with respect to the first Operating Year of the Facility, that period of time beginning on the Commencement Date and ending December 31 of such year and (ii) with respect to subsequent years, the calendar year commencing on January 1, and ending December 31.

“Operation and Maintenance Procedures Manual” shall mean the manual that provides standard procedures for the routine operation and maintenance of major pieces of equipment and systems at the Facility, as in effect on the Commencement Date, and as updated and revised by Operator thereafter.  The Operation and Maintenance Procedures Manual will include such items as start up and shutdown operating procedures and routine inspection maintenance procedures.

“Operator” shall have the meaning set forth in the Preamble to this Agreement.

“Operator’s Representative” shall have the meaning set forth in Section 15.18 of this Agreement.

“Owners” shall mean (i) the University, as co-owner of the Facility; and (ii) MGE, as lessee under the Facility Lease with MGE Power, the other co-owner of the Facility.

“Person” shall mean any individual, partnership, corporation, association, business, trust, government or political subdivision thereof, governmental agency or other entity.

“Project Constraints” shall mean all constraints applicable to the operation of the Facility, including constraints contained in any of the Authorizations or imposed by applicable Law (including Environmental Laws), all other constraints established under the terms of this Agreement, and all physical operations constraints applicable to the Facility, including, without limitation, minimum and maximum load, start up time, minimum run times, minimum shutdown times and ramp rates..

“PSCW” shall mean the Public Service Commission of Wisconsin, or any successor thereto.

“Records” shall have the meaning set forth in Section 7.8 hereof.

“RRO” or “Regional Reliability Organization” means MAIN or any ISO responsible for MAIN.

“Scheduled Maintenance” shall mean maintenance, including, where applicable, Major Maintenance conducted on equipment and/or systems that affect electric, steam or chilled water capacity, when said maintenance is, or could be, planned at least one week in advance of said maintenance.

“Seasonal Damages Cap” shall have the meaning set forth in Section 4.6.1.

“Services” shall have the meaning set forth in Section 3.2.

“Site” shall mean the parcel of land located in Sections 15, 16, 21 and 22, Township 7 North, Range 9 East, in the City of Madison, Dane County, Wisconsin, which parcel is bounded by Walnut Street on the West, Herrick Drive on the North, the existing UW Physical Plant buildings and oak trees to the East, and the North wall of the existing Walnut Street heating plant on the South, the legal description of which is attached as Exhibit A to that certain Ground Lease dated as of July 1, 2002 between MGE Power and the University, as it may be amended from time to time (“Ground Lease”).

“State” shall mean the State of Wisconsin, acting by and through the Wisconsin Department of Administration.

“Steam” shall mean the steam delivered to the University by Operator pursuant to this Agreement.

“Steam Capacity Baseline” shall have the meaning set forth in the EPC Agreement.

“Steam Commercial Operation Date” shall have the meaning set forth in the EPC Agreement.

“Steam Delivery Point” shall mean the intersection of the Steam supply piping and the outside surface of the Facility building wall.

“Steam Fixed O&M Costs” shall have the meaning set forth in Exhibit B, Schedule S-1.

 “Steam Fuel Costs” shall have the meaning set forth in Exhibit B, Schedule S-3.

“Steam Liquidated Damages” shall have the meaning set forth in Section 4.4.2.

“Steam Lost Condensate Make-up Costs” shall have the meaning set forth in Exhibit B, Schedule S-4.

“Steam Performance Ratio” shall have the meaning set forth in Section 4.4.1.

“Steam Variable O&M Costs” shall have the meaning set forth in Exhibit B, Schedule S-2.

 “System Emergency” shall mean a condition as declared by the American Transmission Company, LLC, the RRO, or MGE that is likely to result in an imminent significant disruption of service to customers of MGE or others, or is imminently likely to endanger life or property.

“Temperature Related Chilled Water Liquidated Damages” shall have the meaning set forth in Section 4.4.5.2.

“Temperature Related Steam Liquidated Damages” shall have the meaning set forth in Section 4.4.5.2.

“Term” shall have the meaning set forth in Section 8.1 hereof.

“University’s Representative” shall have the meaning set forth in Section 15.18 hereof.

“University” shall have the meaning set forth in the preamble hereto.

“Water Loss Approval” shall have the meaning set forth in Section 5.1.

“Water Supply Delivery Point” shall mean the intersection of the Lake Water Supply Facilities and the outside surface of the Facility building wall.

ARTICLE II

REPRESENTATIONS

2.1.

Representations by Operator.

Operator represents that:

2.1.1.

Organization and qualification.  It is a corporation duly organized and validly existing under the laws of the State of Wisconsin.  It has all necessary power and authority to carry on its business as presently conducted, to own or hold its properties, and to enter into and perform its obligations under this Agreement.

2.1.2.

Authorization, approvals, no defaults.  The execution, delivery and performance of this Agreement by Operator (1) has been duly authorized by all requisite corporate action; (2) to the best of Operator’s knowledge will not conflict with any provisions of applicable Law; and (3) will not conflict with, result in the breach of, constitute a default under or accelerate performance required by any covenant, agreement, understanding, decree or order to which it is a party or by which it or any of its properties or assets is bound or affected.

2.1.3.

Legal proceedings.  There is no action, suit or proceeding, at law or in equity, or official investigation by or before any governmental authority, arbitral tribunal or any other body pending or, to the knowledge of Operator, threatened against or affecting Operator or any of its properties, rights or assets, which could reasonably be expected to result in a material adverse effect on Operator’s ability to perform its obligations under this Agreement or on the validity or enforceability of this Agreement.

2.1.4.

Necessary Rights.  Operator owns or possesses with respect to its owned equipment all patents, rights to patents, trademarks, copyrights and licenses necessary for the performance by Operator of its obligations under this Agreement and the transactions contemplated hereby, without any material conflict with the rights of others.

2.1.5.

Approvals.  Operator has obtained or will obtain before the Commencement Date and is in compliance (or will be at the time of the Commencement Date) with all Authorizations that Operator is required to obtain hereunder and for the valid execution, delivery and performance by Operator of this Agreement, and all such legal entitlements are in full force and effect.

2.1.6.

Qualification.  Operator is qualified, competent and experienced in the operation and maintenance of electric generation facilities.

2.2.

Representations by MGE.

MGE represents that:

2.2.1.

Organization and qualification.  It is a corporation duly organized and validly existing under the laws of the State of Wisconsin.  It has all necessary power and authority to carry on its business as presently conducted, to own or hold its properties, and to enter into and perform its obligations under this Agreement.

2.2.2.

Authorization, approvals, no defaults.  The execution, delivery and performance of this Agreement by MGE (1) has been duly authorized by all requisite corporate action; (2) to the best of MGE’s knowledge will not conflict with any provisions of applicable Law; and (3) will not conflict with, result in the breach of, constitute a default under or accelerate performance required by any covenant, agreement, understanding, decree or order to which it is a party or by which it or any of its properties or assets is bound or affected.

2.2.3.

Legal proceedings.  There is no action, suit or proceeding, at law or in equity, or official investigation by or before any governmental authority, arbitral tribunal or any other body pending or, to the knowledge of MGE, threatened against or affecting MGE or any of its properties, rights or assets, which could reasonably be expected to result in a material adverse effect on MGE’s ability to perform its obligations under this Agreement or on the validity or enforceability of this Agreement.

2.2.4.

Necessary Rights.  MGE owns or possesses with respect to its owned equipment all patents, rights to patents, trademarks, copyrights and licenses necessary for the performance by MGE of its obligations under this Agreement and the transactions contemplated hereby, without any material conflict with the rights of others.

2.3.

Representations by the University.

The University represents that:

2.3.1.

Qualification. It has all necessary power and authority to carry on its business as presently conducted, to own or hold its properties, and to enter into and perform its obligations under this Agreement.

2.3.2.

Authorization, approvals, no defaults.  The execution, delivery and performance of this Agreement by the University (1) has been duly authorized by all requisite governmental action; (2) to the best of the University’s knowledge will not conflict with any provisions of applicable Law; and (3) will not conflict with, result in the breach of, constitute a default under or accelerate performance required by any covenant, agreement, understanding, decree or order to which it is a party or by which it or any of its properties or assets is bound or affected.

2.3.3.

Legal proceedings.  There is no action, suit or proceeding, at law or in equity, or official investigation by or before any governmental authority, arbitral tribunal or any other body pending or, to the knowledge of the University, threatened against or affecting the University or any of its properties, rights or assets, which could reasonably be expected to result in a material adverse effect on the University’s ability to perform its obligations under this Agreement or on the validity or enforceability of this Agreement.

2.3.4.

Necessary Rights.  University owns or possesses with respect to its owned equipment all patents, rights to patents, trademarks, copyrights and licenses necessary for the performance by University of this Agreement and the transactions contemplated hereby, without any material conflict with the rights of others.

ARTICLE III

ENGAGEMENT OF OPERATOR AND DESCRIPTION OF SERVICES

3.1.

Engagement of Operator.

The University hereby engages Operator, and Operator hereby accepts such engagement, to operate and maintain the Facility and to perform the Services in accordance with all of the terms and conditions set forth in this Agreement.  Subject to the limitations on Operator’s authority as set forth in this Agreement, from and after the Commencement Date, Operator shall perform or cause to be performed on behalf of the University the Services.  The University shall reimburse Operator for the Services and the Non-Routine Services as provided in Article VII hereof.  Operator shall have no obligation to provide the Services and the Non-Routine Services and shall receive no compensation therefor, prior to the Commencement Date.

3.2.

Services.

Operator shall, as set forth in greater detail in this Article III, operate and maintain the Facility in such manner so as to provide the following operation and maintenance services for the Facility (the ”Services”) on behalf of the Owners:

3.2.1.

Operate and maintain the Facility in accordance with Good Utility Practice, the Annual Budget and the Operating Plan.  Unless otherwise required by Good Utility Practice, the Annual Budget, the Operating Plan, Scheduled Maintenance, insufficient fuel (other than insufficiencies that are due to the negligence or willful misconduct of Operator), restrictions of operating permits, Force Majeure or the limitations or condition of the Facility, Operator shall use commercially reasonable efforts to operate the Facility, subject to the University’s right to require Operator to dispatch Steam and Chilled Water from the Facility pursuant to Section 4.3.  Subject to the University’s right to require such Steam and Chilled Water dispatch, the Parties agree that Operator shall have the exclusive right to operate and maintain the Facility, irrespective of the ownership of the Facility and any leasehold rights under the Ground Lease, pursuant to the terms of this Agreement.

3.2.2.

Use commercially reasonable efforts to repair, in accordance with the Specifications (as defined in the EPC Agreement) and in a good and workmanlike manner, any Facility equipment that fails or malfunctions; provided, however, that unless authorized by an equipment manufacturer, or authorized by the Owners or deemed necessary by Operator to maintain service, safety or reliability of the Facility or any portion thereof, Operator shall not make any repair to equipment which is covered by and within the warranty period of any third-party warranty, including, without limitation, any warranty made by Contractor under the EPC Agreement.  Operator will reasonably cooperate, at Contractor’s expense, with Contractor’s efforts to enforce and implement repairs under any third party warranties.

3.2.3.

Maintain and update all operation, maintenance and service manuals and prints which are maintained at the Facility (and furnish the University with a copy of all changes to such maintenance and service manuals and prints made by Operator within thirty (30) days of completion of such changes), and document any changes to the Facility resulting from repairs or maintenance performed by Operator.

3.2.4.

Operate the Facility in accordance with all applicable Laws to the extent that the Facility is capable of conforming to applicable Laws, as based on design and construction.  Owners shall be responsible for any costs required for those modifications to the Facility which Owners determines are necessary for the Facility to conform to changes in applicable Laws after the date hereof.  If any modification to the Facility which is approved by Owners increases or decreases the cost to Operator of the performance of its obligations under this Agreement, the parties shall mutually agree upon an appropriate upward, or downward, as the case may be, adjustment of the compensation to Operator under Article VI of this Agreement.

3.2.5.

Operator shall periodically and in accordance with Good Utility Practice perform visual inspection of the Facility for leaks, hazards and/or other abnormalities, and observe for unusual sounds, smells and/or abnormal temperatures (collectively, “Check Items”).  To document the occurrence of these inspections, Operator will maintain on Site, for a period of not less than one year (and thereafter off Site, as provided by applicable Law) and available for Owners’ review, signed checklists indicating each inspection performed.  Owners and Operator shall mutually agree upon a checklist form to be used by Operator.

3.2.6.

Per established manufacturer’s recommendations, supply maintenance labor (mechanical, electrical or instrumentation/control) to perform preventive maintenance (“PM”), and provide to Owners periodic reports indicating the scheduling and tracking of the required tasks and the associated labor expended and materials and supplies utilized.  Typical PM responsibilities will include lubrication, water treatment testing and adjustments, oil and filter changes, cleaning the chilled water and condenser water strainers, cleaning the chilled water evaporator and condenser tube bundles after every Cooling Season, and calibrations.  Owners and Operator shall mutually agree upon a PM checklist to be followed by Operator.

3.2.7.

Following certification, provide routine operation, maintenance and reporting requirements for the Facility’s Continuous Emissions Monitoring (“CEM”) system.  Periodic re-certification/quality assurance of the CEM system, the service contract for the CEM hardware and software, and the annual calibration of the fuel meters (if applicable) will be charged to Owners at actual cost.

3.2.8.

Supply potable water for the use of Operator’s personnel.  Owners will bear any connection costs, should potable water be required for Facility operation.

3.2.9.

Provide fire fighting connections on the raw water and demineralized water storage tanks utilized by the Facility.

3.2.10.

Prepare and submit to the Operating Committee, on or before November 1 of each year, the Operating Plan and Annual Budget.

3.2.11.

Schedule and coordinate inspections recommended by vendors of the components of the Facility (for example, borescope, combustion section, hot gas path, etc.).

3.2.12.

Schedule and coordinate maintenance of the Facility’s control system, including installation of software upgrades and coordinate integration of such  control system with the University’s METASYS system.

3.2.13.

Repair and maintain, or cause the repair and maintenance of, the Facility’s interconnection facilities and the metering, control and communication facilities in accordance with Good Utility Practice.

3.2.14.

Keep books of account and records in accordance with Section 6.3 of this Agreement.

3.2.15.

Prepare monthly and annual reports in accordance with Article VI of this Agreement.

3.2.16.

Obtain copies of the Equipment Instruction Manual (including, if applicable, as-built wiring diagrams, equipment set-up and calibration date sheets, control logic diagrams and electronic copies of the programmable logic controls program for the Chilled Water Assets) from Contractor, and develop the Operation and Maintenance Procedures Manual in consultation with the University.  Operator shall revise and update such manuals and shall operate the Facility in accordance with such manuals. Operator shall provide copies of the Equipment Instruction Manual and the Operation and Maintenance Procedures Manual to the University.

3.2.17.

From time to time at the request of the Operating Committee, perform inspections of any portion of the Facility designated by the Operating Committee and notify the members of the Operating Committee of any defects or other deficiencies observed by Operator.

3.2.18.

As of the Commencement Date, shall, subject to the limitations in this Agreement and the Joint Ownership Agreement, make the Facility available for operation seven (7) days per week, twenty-four (24) hours per day.

3.2.19.

Be responsible for carrying out, or cause to be carried out, all maintenance and repairs for the Facility and for scheduling such maintenance and repairs, in cooperation with the Operating Committee.  Operator shall maintain the Facility in accordance with:  (i) the Equipment Instruction Manual furnished by Contractor and supplemented and/or modified by the Operator, as dictated by Operator’s experience and Good Utility Practice; and (ii) in accordance with the provisions of this Agreement.  Operator shall schedule all outages and maintenance shutdowns to minimize the incurring of expenses and the loss of Steam and Chilled Water production, consistent with Good Utility Practice, applied to the Facility as a whole.  Scheduling shall be consistent with this Agreement.  Operator shall use commercially reasonable efforts, consistent with Good Utility Practice, to not schedule any outage which would reduce the Steam output of the Facility from any December 1 during the Term to the following April 1.  Operator shall use commercially reasonable efforts, consistent with Good Utility Practice, to not schedule any outage which would reduce the Chilled Water output of the Facility from any June 1 during the Term to the following September 15.  Operator shall coordinate with the University’s Representative the scheduling of any outages scheduled during such periods that have not been included in the Operating Plan or otherwise approved by the Operating Committee.  Operator shall notify the Operating Committee of unscheduled outages, emergencies or unplanned maintenance resulting in shutdowns as soon as practicable after the occurrence thereof and shall periodically advise the Operating Committee of the status of restoring the Facility to normal operations as reasonably requested by the Operating Committee.  Operator shall notify all parties required to receive notice of scheduled shutdowns pursuant to this Agreement or pursuant to any other applicable agreement consistent with the requirements of such agreements.  Operator shall (a) maintain the Site in a good, safe, clean and orderly condition and (b) maintain the exterior of all structures on the Site in a safe and clean condition.

3.2.20.

Provide and make available or cause to be provided or made available as necessary all such labor, professional, supervisory and managerial personnel as are required to perform the Services.  All such personnel shall meet the personnel standards set forth in Section 3.5 hereof.

3.2.21.

Implement and follow the provisions of the Operation and Maintenance Procedures Manual at all times and shall conduct its operations at the Facility in such a manner as to minimize the risk of bodily harm to persons or damage to property and to adequately protect against vandalism, theft and other similar risks.  Without limiting the foregoing, Operator:  (i) shall develop and maintain written operating procedures for each major piece of equipment and system including startup, shutdown and lock out and tag out; (ii) shall maintain accurate and detailed accident and injury reports and shall inform its employees of safety practices and the requirements of Operator’s safety program; (iii) shall require all of its employees, agents and representatives, when at the Facility, to abide by the most current copy of the Operator safety procedures manual; (iv) shall maintain a supply of suitable safety equipment (including fire extinguishers) and shall train its employees in the use of such equipment; (v) shall promptly take all precautions that are reasonable to safeguard against such risks; and (vi) shall make regular safety inspections of the Facility, all in accordance with the Operation and Maintenance Procedures Manual and Good Utility Practices.

3.2.22.

Notify the Operating Committee as soon as reasonably practicable of any material defect or other material deficiency in the Facility discovered by Operator, regardless of whether Operator believes that such defect or deficiency may be the subject of a warranty enforcement claim.

3.2.23.

Operator shall (i) purchase and procure for the Owners all Accessories and Consumables necessary for the operation and maintenance of the Facility, (ii) procure all electricity and other utilities as Operator may reasonably require for the safe and effective operation and maintenance of the Facility, and (iii) arrange for the disposal of solid and liquid waste and Hazardous Substances generated by or at the Facility by licensed, insured, competent and professional contractors in a safe manner and in accordance with all Environmental Laws and other laws applicable thereto.  Operator shall retain hazardous waste disposal records in accordance with applicable Laws  and Good Utility Practice.  Operator shall not destroy or dispose of any such records without the prior written approval of the Operating Committee.  Upon termination of this Agreement, Operator shall deliver to the University copies of all such hazardous waste disposal records.  Materials, tools, equipment and parts that are purchased for incorporation into the Facility shall be of quality equal to, or better than, those materials, tools, equipment and parts originally provided by the Contractor and shall be warranted by the contractor, vendor or manufacturer in accordance with equipment warranties consistent with industry practice.  Operator shall maintain an inventory of Accessories and Consumables in sufficient quantity to ensure that delays resulting from shortages shall be minimized, and purchase replacements as such items are used.  The inventory shall be maintained consistent with the Initial Inventory of Accessories.  The inventory of Accessories and Consumables shall be subject to such reasonable modifications as are consistent with Good Utility Practices and the operating experience of Operator, subject, however, to the approval of the Operating Committee.  Operator shall maintain safe, secure and segregated storage at the Facility or, if adequate space is not available at the Facility, at other reasonable locations controlled by Operator, for all Accessories and Consumables.  Operator shall maintain appropriate and adequate systems of records to identify each item of inventory and its cost, quantity and storage locations in accordance with Good Utility Practices.  Issuance of items from inventory shall be made under specific work orders pursuant to a work order system to be established by Operator.  Operator shall perform an annual complete physical inventory and provide a report thereof to the Operating Committee within thirty (30) days after the completion thereof, together with a reconciliation to the immediately preceding report, in accordance with generally accepted accounting principles.

3.2.24.

Inspect and/or test Accessories and Consumables procured by Operator or otherwise delivered to the Facility or used by Operator in accordance with Good Utility Practices, and any evident defects or deviations shall be noted and handled appropriately.  Operator shall promptly return rejected items to the vendor or manufacturer for credit or replacement.

3.2.25.

At all times comply with the requirements of this Agreement and shall interface and cooperate fully with the University concerning all matters relating to the supply of Steam and Chilled Water including:  (i) notification and coordination of scheduled Facility shutdowns; and (ii) notification of unscheduled shutdowns.

3.2.26.

In the event of an Emergency, take such action as may be reasonable and necessary to prevent, avoid or mitigate any injury to individuals, damage or loss to property and shall, as soon as practicable, report any such material incident, including Operator’s response thereto, to the Operating Committee.

3.2.27.

By the Commencement Date, obtain and maintain the insurance required to be obtained and maintained by Operator pursuant to Article IX hereof.

3.2.28.

Maintain accurate and complete Facility operating records, maintenance reports and metering data.

3.2.29.

From time to time at the request of the Operating Committee, but in any event no less frequently than provided by the applicable PSCW standards (or if no such standards are applicable, as provided by the Operating Committee), arrange for testing and recalibration of all scales, meters, gauges and other measuring devices at the Facility.  The frequency of and procedures relating to such testing and recalibration shall be conducted in accordance with Good Utility Practice and any applicable PSCW requirements.

3.2.30.

Solicit bids for any required Major Maintenance, review and advise the Operating Committee with respect to such bids and assist in administering any contracts entered into for the performance of or otherwise in connection with any Major Maintenance.

3.2.31.

Obtain or develop on or before the Commencement Date, the Equipment Instruction Manual and the Operation and Maintenance Procedures Manual.

3.3.

Non-Routine Services.

Upon request of the University, Operator shall provide reasonable cooperation to the University in connection with the University’s request for the following non-routine  services (the “Non-Routine Services”).  If such cooperation will require Operator to incur out of pocket costs or will require Operator to devote a significant amount of time beyond the time relating to providing the Services in Section 3.2, then Operator shall not be required to provide such Non-Routine Services unless the Parties shall first agree upon reasonable compensation to be paid to Operator for its efforts.

3.3.1.

Warranty and Insurance Claims.  Except for warranty claims that are the responsibility of Contractor under the EPC Agreement, Operator shall prepare and prosecute warranty claims against suppliers or vendors of parts, equipment, materials and services for the Facility.  The prosecution of all such warranty claims shall be controlled by Operator.

3.3.2.

Administration of Agreements.

Operator shall, from time to time at the written request of the University, and at the University’s sole expense, make reasonable efforts to assist the University in administering any agreements relating to the Facility to which the University is a party.

3.3.3.

Assistance With University Record Keeping Efforts.  Operator shall cooperate with the University’s accountants and auditors in the preparation of the University’s periodic financial statements.

3.3.4.

Claims and Litigation.

  At the request of the Owners, Operator shall reasonably assist the Owners in connection with all claims and causes of action alleged against or accruing to the Owners in connection with the operation and maintenance of the Facility.   The Owners shall cooperate with Operator in such efforts.

3.3.5.

Permits and Other Authorizations.

From time to time at the request of the Operating Committee, Operator shall assist the Owners in obtaining any permits and any other required Authorizations applicable to the ownership and operation of the Facility.

3.3.6.

Cooperation in Financing.

Operator will, at the University’s request, execute and deliver such consents, memoranda and other documents as the University may reasonably require in connection with the financing of the Facility on a project finance basis or otherwise, including without limitation, instruments to ensure that the University-Owned Facility Property is not subject to the interests of Operator’s creditors and to otherwise enable the University to create and perfect security interests therein.  Operator further agrees to deliver certified copies of instruments reasonably requested by a lender to the University (“Lender”) in connection with the closing of the financing for the Facility.  Operator agrees to cooperate with the University in the negotiation and execution of any mutually agreeable reasonable amendment or addition to this Agreement required by the Lender that does not result in a material adverse change in Operator’s rights or obligations hereunder or MGE’s rights or obligations hereunder or interest in the Facility.  Operator further agrees to provide such data, reports, certifications and other documents or assistance as may be reasonably requested by such Lender.

3.3.7.

Other.

Consistent with the requirements of this Agreement, Operator shall provide such other assistance, services and work reasonably required or requested by the Operating Committee in connection with the operation, maintenance or administration of the Facility and such other information concerning the Facility or the Services requested by the University.  Such information may include any information and certifications required by the Lender with respect to the Facility or the Services.

3.4.

Standards For Performance of Services.

3.4.1.

Performance of Services.

Operator shall perform the Services in a prudent and efficient manner and in accordance with the following:  (i) the Operation and Maintenance Procedures Manual; (ii) the applicable Operating Plan and Annual Budget; (iii) all applicable Laws; (iv) Good Utility Practice; (v) the requirements of all insurance policies; and (vi) the requirements of all warranties and guarantees applicable to the Facility provided by Contractor, contractors, subcontractors, vendors, suppliers or others.

3.4.2.

Required Approvals.

Operator shall obtain, at its own expense, all Authorizations required to allow Operator to do business in the jurisdictions where the Services are to be performed.

3.4.3.

Liens.

Except for liens required by equipment repair and maintenance providers in accordance with industry practice and in accordance with applicable Law, Operator shall not create, permit or suffer to exist any liens or encumbrances on the Facility arising from the Services hereunder provided by Operator or its suppliers, contractors or materialmen or otherwise arising by, through or under it.

3.5.

Employment.

3.5.1.

Personnel Standards.

Operator shall provide and make available as necessary all such labor, professional, supervisory and managerial personnel as are required to perform the Services.  Such personnel shall be qualified, licensed (to the extent required by Law) and experienced in the duties to which they are assigned and consistent with qualification and experience which are typical for personnel operating and maintaining facilities like the Facility. Operator shall comply with all applicable Federal and state labor and employment laws.  Subject to the terms of this Agreement, from and after the Commencement Date, Operator shall retain sole authority, control and responsibility with respect to Operator’s labor in connection with the performance of the Services.  Notwithstanding the foregoing, Operator acknowledges and agrees that except for collective bargaining agreements that pertain to the rights of Operator’s employees who operate the MGE Power-Owned Facility, including after a “Change in Control” of such MGE Power-Owned Facilities or of MGE Energy, Inc., it shall not enter into any collective bargaining agreements with respect to labor matters which bind or otherwise obligate the University.

3.5.2.

Nondiscrimination in Employment.

In connection with the performance of the Services under this Agreement, Operator agrees not to discriminate against any employee or applicant for employment because of age, race, religion, color handicap, sex, physical condition, developmental disability as defined in Wis. Stats. §51.01(5), sexual orientation, national origin, or any other basis prohibited by law.  This provision shall include, but not be limited to, the following: employment, upgrading, demotion or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. Except with respect to sexual orientation, Operator further agrees to take affirmative action to ensure equal employment opportunities.

3.5.3.

Affirmative Action Plan.

Contracts with a value of thirty thousand dollars ($30,000) or more require Operator to submit a written affirmative action plan acceptable under Wisconsin Statutes and Administrative Code.  An exemption occurs from this requirement if Operator has a work force of less than thirty (30) employees.  Operator is responsible for obtaining affirmative action compliance from its subcontractors.  Technical assistance regarding this Section is available from the Wisconsin Office of Contract Compliance, telephone (608) 266-5462.

3.5.4.

Establishment of Initiatives.

Operator will establish and take appropriate initiatives to reach the goal of five percent (5%) minority-owned business enterprise (MBE) utilization for the Services under this Agreement.

3.5.5.

Collective Bargaining Agreements.

Neither the provisions of any collective bargaining agreement, nor the failure by a union with whom Operator has a collective bargaining agreement, to refer either minorities or women shall excuse Operator’s required initiatives under this Section.

3.5.6.

Posting of Notices.

Operator agrees to post in conspicuous places, available for employees and applicants for employment, a notice to be provided by the State that sets forth the provisions of the State of Wisconsin nondiscrimination policy.

3.6.

Care, Custody and Control of the Facility.

Subject to the terms of this Agreement, from the Commencement Date and continuing thereafter until the end of the Term, Operator shall assume complete charge of and have care, custody and control over the Facility, but expressly subject to any rights and obligations of Contractor to complete acceptance testing under Section 10.4 of the EPC Agreement.

3.7.

Limitation on Operator’s Authority.

Notwithstanding any provision in this Agreement to the contrary, the following acts may not be done or taken, or caused to be done or taken, by Operator, or by any agent, representative or contractor of Operator, without the prior written approval of the University.

3.7.1.

Lawsuits and Settlements.

Settling, compromising, assigning, pledging, transferring, releasing or consenting to do the same, of any claim, suit, debt, demand or judgment against, or accruing to, the University, or submitting any such claim, dispute or controversy to arbitration or judicial process, or stipulation thereof to a judgment, or consent to do the same.

3.7.2.

Other Actions.

Engaging in other transactions on behalf of the University in contravention of this Agreement or, except in the event of an Emergency, taking or agreeing to take any other action in material variance with the applicable Operating Plan or Annual Budget.

3.8.

Execution of Documents.

Any agreement, contract, notice or other document which Operator is authorized to execute on behalf of the University pursuant to this Agreement shall be executed by Operator’s Representative.

3.9.

Affiliate Matters.

The parties recognize that because Operator, Contractor and MGE Power are Affiliates, there is a potential for a conflict of interest.  Operator therefore covenants that in carrying out its duties under this Agreement, Operator will at all times proceed in accordance with Good Utility Practice, will place the respective interests of MGE, MGE Power and the University in the Facility on equal footing and will not knowingly favor the interests of MGE or its Affiliates to the detriment of the University.

3.10.

No Disruption.

Operator hereby acknowledges that the University operates the heating and cooling facility adjacent to the Site, and therefore: (a) Operator hereby agrees to perform the Services and the Non-Routine Services so as to not unduly interfere with the operations or business of the University; and (b) the University agrees to conduct its operations and business so as to not interfere with Operator’s performance of the Services, or the Non-Routine Services, or its ability to meet its commitments under this Agreement.  Operator agrees to take all reasonable steps so as to perform the Services and the Non-Routine Services so as to not adversely affect the safety of the University or any other Person adjacent to or in the vicinity of the Site.

ARTICLE IV

STEAM AND CHILLED WATER

4.1.

Steam Delivery Services.

4.1.1.

Steam Delivery.  From and after the Steam Commercial Operation  Date, Operator shall perform the Services in such a fashion as to cause the delivery to the University of Steam in the amounts and at such times as scheduled by the University in accordance with Section 4.3.  Anything herein to the contrary notwithstanding, in no event shall Operator be required to deliver Steam to the University in excess of the Steam Capacity Baseline at any time, except as provided below in Section 4.1.2.

4.1.2.

Heating Season Steam in Excess of Steam Capacity Baseline.  Subject to the Project Constraints, the University may request Steam in excess of the Steam Capacity Baseline (“Excess Steam”) during the Heating Season, which Excess Steam shall be scheduled and provided upon the same terms and conditions as other Heating Season Steam, except the following terms and conditions and Section 4.4.5 shall also apply: (a) The University may submit a proposed schedule for Excess Steam in accordance with the procedures set forth in Exhibit D; and (b)  Operator shall, within two hours, reject the proposed schedule, or offer to accept the proposed schedule on one of the two following conditions: (i) that such offered schedule is interruptible on two (2) hours prior notice; or (ii) that such offered schedule is interruptible only for a System Emergency.

4.1.3.

Cooling Season Steam.

University may request Steam during the Cooling Season (“Cooling Season Steam”), which Cooling Season Steam shall be scheduled and provided upon the same terms and conditions as Heating Season Steam, except the following terms and conditions and Section 4.4.5 shall also apply: (a) The University may submit a proposed schedule for Cooling Season Steam in an amount not less than 50,000 lbs/hour in accordance with the procedures set forth in Exhibit D; and (b) Operator shall, within two (2) hours, reject the proposed schedule; or offer to accept the proposed schedule on one of the two following conditions: (i) that such offered schedule is interruptible on two (2) hours prior notice; or (ii) that such offered schedule is interruptible only for a System Emergency.

In addition to the foregoing, the University may, during the period of June 15 through September 15 inclusive, request that Operator schedule either 50,000 lbs/hour or 75,000 lbs/hour Steam service on a firm basis in return for the University agreeing to limit its Chilled Water use during the same period.  If the University schedules 50,000 lbs/hour, it shall forego the right to operate two chillers during the scheduled period and if the University schedules 75,000 lbs/hour, it shall forego the right to operate three chillers during the scheduled period.  Such firm Steam request shall be made on a day ahead basis in accordance with Exhibit D.  Operator shall accept such scheduled Steam, unless Operator, acting reasonably and in good faith rejects the requested schedule based upon its determination  that accepting such firm Steam schedule would result in an uneconomic dispatch for Operator.

4.1.4.

Steam Supply – Delivery Excuse.  Notwithstanding Section 4.1.1,  Operator shall not be obligated to deliver Steam to the University under the following circumstances:

4.1.4.1

During an event of Force Majeure, subject to the limitations of Section 15.6;

4.1.4.2

During Scheduled Maintenance as set forth in the Operating Plan or scheduled in accordance with Section 3.2.19;

4.1.4.3

During any period where the University fails to return Condensate in the quantity and of the quality required by Section 4.1.7 of this Agreement, but only to the extent that such failure actually impacts Operator’s ability to deliver Steam or cost of delivering Steam;

4.1.4.4

If the University fails to deliver the Lake Water Supply to the Facility, to the extent the Lake Water Supply shortfall causes Operator to be unable to deliver the scheduled Steam;

4.1.4.5

During any period where delivery of the scheduled Steam would cause the Steam pressure at the Steam Delivery Point to fall outside the pressure range set forth in Exhibit A, but in such event Operator shall nonetheless make commercially reasonable efforts to deliver the Steam as scheduled, to the extent possible under the circumstances;

4.1.4.6

To the extent that the Project Constraints do not permit the delivery of Steam as scheduled by the University;

4.1.4.7

To the extent the University is unable to accept delivery of any scheduled Steam from Operator; or

4.1.4.8

To the extent Operator’s inability to deliver Steam results from the University’s negligence, willful misconduct or breach of this Agreement.

4.1.5.

Steam Delivery Point. All Steam delivered to the University hereunder shall be delivered at the Steam Delivery Point.

4.1.6.

Steam Quality; Non-conforming Steam.  All Steam delivered to the University hereunder shall comply with the quality and characteristic requirements set forth in Exhibit A, except as excused by the circumstances set forth in Section 4.1.4.  In the event that the University determines that Steam delivered hereunder does not meet such requirements (such Steam, “Non-Conforming Steam”), the University shall provide oral notice thereof, with written confirmation within three (3) Business Days, to Operator.  Operator shall, upon receipt of such oral notice, take prompt remedial action to bring delivered Steam into compliance with the requirements of Exhibit A.  Operator shall continue delivery of Non-Conforming Steam after such oral notice, unless the University requests that Operator cease delivery.  Unless the University requests that Operator cease delivery of Steam, the University shall continue to reimburse Operator for all costs relating to such steam production and deliveries in accordance with this Agreement.

4.1.7.

Condensate Return.  The University shall collect, return and deliver to Operator at the Condensate Delivery Point, Condensate at a rate equal to at least the rate of Steam delivered to the University (measured in pounds/hour) minus 80,000 pounds/hour, measured on a continuous basis.  Operator shall accept such Condensate Return at the Condensate Delivery Point and shall have the right, on an unrestricted basis and without cost, to use such Condensate Return in the Facility.  Operator shall not restrict the flow of Condensate Return from the University, except that Operator shall have no obligation to accept Condensate Return at a rate in excess of the rate of Steam delivered by Operator to the University.  The Condensate return shall be within the temperature range and of the minimum quality and characteristic standards set forth in Exhibit A, Section II of this Agreement. In the event the University shall return less than one hundred percent (100%) of the Condensate, then the University shall pay Operator, in accordance with Exhibit B, for all expenses incurred by Operator to maintain performance under this Agreement, resulting from the shortfall.  In the event the University shall return Condensate at a rate less than the rate of Steam delivered to the University, minus 80,000 pounds/hour, or returns Condensate of quality below the minimum quality standards, then Operator shall be excused from its Steam delivery obligations under this Agreement, to the extent such Condensate return shortfall or quality problems impairs Operator’s ability to achieve the Steam Delivery performance standards.  In addition, Operator shall have the right to take, at the University’s expense in accordance with Exhibit B, all actions necessary to make up for the Condensate Return shortfall.

4.2.

Chilled Water Delivery Services

4.2.1.

Delivery of Chilled Water. From and after the Chilled Water Commercial Operation Date, Operator shall perform the Services in such a fashion as to dispatch the number of chillers requested by the University at such times as scheduled by the University in accordance with Exhibit D.  Anything herein to the contrary notwithstanding, in no event shall Operator be required to deliver Chilled Water to the University in excess of the Chilled Water Capacity Baseline at any time, or to deliver Chilled Water in any amount during a Heating Season.

4.2.2.

Chilled Water Supply – Delivery Excuse.  Notwithstanding Section 4.2.1,  Operator shall not be obligated to deliver Chilled Water to the University under the following circumstances:

4.2.2.1

During an event of Force Majeure, subject to the limitations of Section 15.6;

4.2.2.2

During Scheduled Maintenance as set forth in the Operating Plan or scheduled in accordance with Section 3.2.19;

4.2.2.3

During any period where the University fails to return Chilled Water in the quantity and of the quality required by Section 4.2.5 of this Agreement, but only to the extent that such failure actually impacts Operator’s ability to deliver Chilled Water or cost of delivering Chilled Water;

4.2.2.4

If the University fails to deliver the Lake Water Supply to the Facility, to the extent the Lake Water Supply shortfall causes Operator to be unable to deliver the scheduled Chilled Water;

4.2.2.5

During any period where delivery of the scheduled Chilled Water at the Chilled Water Delivery Point would cause the Chilled Water pressure to fall outside the pressure range set forth in Section 4.2.4, but in such event Operator shall nonetheless make commercially reasonable efforts to deliver the Chilled Water as scheduled, to the extent possible under the circumstances;

4.2.2.6

To the extent that the Project Constraints do not permit the delivery of Chilled Water as scheduled by the University; or

4.2.2.7

To the extent the University is unable to accept delivery of any scheduled Chilled Water from Operator; or

4.2.2.8

To the extent Operator’s inability to deliver Chilled Water results from the University’s negligence, willful misconduct or breach of this Agreement.

4.2.3.

Chilled Water Delivery Point. All Chilled Water delivered to the University hereunder shall be delivered at the Chilled Water Delivery Point.

4.2.4.

Chilled Water Quality; Non-conforming Chilled Water.  All Chilled Water delivered to the University hereunder shall have a temperature of ≤40º F and a pressure differential of 25 to 40 psid relative to Chilled Water Return, except as excused by the circumstances set forth in Section 4.2.2 above and except as provided in Section 4.2.5 below.  In the event that the University determines that Chilled Water delivered hereunder does not meet such requirements (such Chilled Water, “Non-Conforming Chilled Water”), the University shall provide oral notice thereof, with written confirmation within three (3) Business Days, to Operator.  Operator shall, upon receipt of such oral notice, take prompt remedial action to bring delivered Chilled Water into compliance with the requirements of this Section.  Operator shall continue delivery of Non-Conforming Chilled Water after such oral notice, unless the University requests that Operator cease delivery.  Unless the University requests that Operator cease delivery of Chilled Water, the University shall continue to reimburse Operator for all costs related to such delivery of Chilled Water.

4.2.5.

Chilled Water Return.  The University shall collect, return and deliver one hundred percent (100%) of the Chilled Water Return resulting from Chilled Water deliveries to the University to Operator at the Chilled Water Delivery Point.  Operator shall accept such Chilled Water Return at the Chilled Water Delivery Point and return the Chilled Water Return to the University’s chillers and shall not use the Chilled Water Return for any other purposes.  The Chilled Water Return shall be within the temperature range set forth in Exhibit A, Section IV and of reasonable quality (i.e., quality that does not have a material adverse effect on Operator’s ability to perform its Chilled Water delivery obligations).  In the event the University shall return less than one hundred percent (100%) of the Chilled Water Return, then the University shall pay Operator, in accordance with Exhibit C, for all expense incurred by Operator to maintain performance under this Agreement, resulting from the shortfall.    In the event the University shall return Chilled Water Return of  temperature greater than 50°F, then Operator shall be excused from the obligation to deliver Chilled Water to the University at a temperature of less than or equal to 40°F, but shall make commercially reasonable efforts to provide the lowest temperature water possible under the circumstances.

4.3.

Scheduling and Dispatch; Gas Supply Procedures

The University shall schedule the dispatch of Steam and Chilled Water service from the Facility in accordance with the Dispatch Protocol and Gas Supply Procedures attached hereto as Exhibit D (the “Dispatch Protocol”) and Operator shall follow the Dispatch Protocol in responding to the University’s Steam and Chilled Water dispatch requests.  The gas supply for the Facility (and the Parties’ respective responsibility for the costs of the Facility’s gas supply) shall be procured in accordance with the procedures set forth in the Dispatch Protocol.

4.4.

Performance Standards for Steam and Chilled Water.

4.4.1.

Steam Delivery Performance Standards.  The Parties shall measure Steam delivery performance during the Heating Season by reference to the following ratio (the “Steam Performance Ratio”), which shall be expressed as a percentage:

SPR = DS/SS

Where

SPR is the Steam Performance Ratio

DS is the aggregate amount of Steam pounds delivered over the entire Heating Season (but excluding any steam delivered during any hours of operation subject to Section 4.4.6 below), and further excluding the portion of Steam deliveries in any hours of operation in excess of one hundred five percent (105%) of the scheduled amount of Steam for such period.

SS is the aggregate amount of Steam pounds scheduled in accordance with the Dispatch Protocols in Exhibit D over the entire Heating Season (but excluding steam delivered during any scheduled hours of operation subject to Section 4.4.6.1 below).

4.4.2.

Liquidated Damages for Steam Delivery Shortfall.  If the Steam Performance Ratio falls below (a) eighty percent (80%) over the first full Heating Season after the Commencement Date (for purposes of this provision only, “full Heating Season” shall mean at least one hundred twenty (120) days of the Heating Season); (b) ninety percent (90%) over the second full Heating Season after the Commencement Date; or (c) ninety-five percent (95%) over any full Heating Season thereafter, then Operator shall pay to the University, as liquidated damages, an amount computed as follows (“Steam Liquidated Damages”):

TSLD = SDS x USLD

Where

TSLD is the resulting total Steam Liquidated Damages for the Heating Season.

SDS is the Steam Delivery Shortfall, measured in aggregate steam pounds, below the aggregate steam pounds that Operator would have delivered, had Operator’s aggregate deliveries over the Heating Season met the minimum Steam Performance Ratio.

USLD is $1.15 per MLB of Steam, adjusted on each anniversary of the Commencement Date by a fraction, the numerator of which is the CPI in effect as of the anniversary date, and the denominator of which is the CPI in effect as of the Commencement Date.

4.4.3.

Chilled Water Performance Standards. The Parties shall measure Chilled Water delivery performance during the Cooling Season by reference to the following ratio,  (the “Chilled Water Reliability Ratio”), which shall be expressed as a percentage:

CWRR = DCW/SCW

Where

CWRR is the Chilled Water Reliability Ratio

DCW is the aggregate number of hours the chillers were operating (number of chillers operating multiplied by hours of operation)(“Chiller Hours”) measured over the entire Cooling Season (but excluding any hours of operation subject to Section 4.4.6 below).

SCW is the aggregate number of hours the chillers were scheduled (number of chillers scheduled multiplied by scheduled hours of operation) in accordance with the Dispatch Protocols of Exhibit D measured over the entire Cooling Season (but excluding any scheduled hours subject to Section 4.4.6.2 below).

4.4.4.

Liquidated Damages for Chilled Water Delivery Shortfalls.  If the Chilled Water Reliability Ratio falls below (a) eighty percent (80%) over the first full Cooling Season after the Commencement Date (for purposes of this provision only, “full Cooling Season” shall mean at least one hundred twenty (120) days of the Cooling Season); (b) ninety percent (90%) over the second full Cooling Season after the Commencement Date; or (c) ninety-five percent (95%) over any full Cooling Season thereafter, then Operator shall pay to the University, as liquidated damages, an amount computed as follows (“Chilled Water Liquidated Damages”):

TCWLD = CWDS x UCWLD

Where

TCWLD is the resulting total Chilled Water Liquidated Damages for the Cooling Season.

CWDS is the Chilled Water Delivery Shortfall, measured in aggregate Chiller Hours, below the aggregate Chiller Hours that Operator would have been delivered, had Operator’s aggregate deliveries over the Cooling Season met the minimum Chilled Water Reliability Ratio.

UCWLD is $350 per Chiller Hour, adjusted on each anniversary of the Commencement Date by a fraction, the numerator of which is the CPI in effect as of the anniversary date, and the denominator of which is the CPI in effect as of the Commencement Date.

4.4.5.

Temperature Related Liquidated Damages.

Temperature Related Steam Liquidated Damages.  Commencing with the third full Heating Season (for purposes of this provision only, “full Heating Season” shall mean at least one hundred twenty (120) days of the Heating Season), Operator shall pay the University Twenty-Five Thousand Dollars ($25,000) for each Heating Season Gas Day that all of the following have occurred (“Temperature Related Steam Liquidated Damages”):

The low temperature for the Day commencing during such Gas Day is <0ºF, as reported for the City of Madison by the National Weather Service; and

The Steam Performance Ratio measured over that Gas Day is <75%; and

The University has been unable, after making commercially reasonable efforts (to the extent it has Steam generation capacity available) to make up from alternative sources the Steam pounds shortfall below the Steam pounds that Operator would have delivered if it had met a Steam Performance Ratio of 75%.

Temperature Related Chilled Water Liquidated Damages.  Commencing with the third full Cooling Season (for purposes of this provision only, “full Cooling Season” shall mean at least one hundred twenty (120) days of the Cooling Season), Operator shall pay the University Twenty-Five Thousand Dollars ($25,000) on each Cooling Season Gas Day that all of the following have occurred (“Temperature Related Chilled Water Liquidated Damages”):

The high temperature for the Day commencing immediately prior to such Gas Day is >85ºF, as reported for the City of Madison by the National Weather Service; and

The Chilled Water Reliability Ratio measured over that Gas Day is <75%; and

The University has been unable, after making commercially reasonable efforts (to the extent it has Chilled Water production capacity available) to make up from alternative sources the Chiller Hours shortfall below the Chiller Hours that Operator would have delivered if it had met a Chilled Water Reliability Ratio of 75%.

4.4.6.

Exceptions.

4.4.6.1

Steam.  The Steam delivery performance standards set forth in Section 4.4.1 shall not apply to Cooling Season Steam or Heating Season Steam requests in excess of the Steam Capacity Baseline or to any circumstance that constitutes a Steam supply delivery excuse under Section 4.1.4.

4.4.6.2

Chilled Water.  The Chilled Water delivery performance standards set forth in Section 4.4.3 shall not apply to any circumstance that constitutes a Chilled Water supply delivery excuse under Section 4.2.2.

4.4.7.

Liquidated Damages Not Penalty.  The parties acknowledge and agree that because of the location of the Facility and the University and the unavailability of reliable substitute steam and chilled water, it is difficult or impossible to determine with precision the amount of damages that would or might be incurred by the University as a result of Operator’s failure to perform the Services in such a fashion as to cause the delivery of Steam and Chilled Water as required by this Agreement. It is understood and agreed by the parties that (i) the University shall be damaged by failure of Operator to meet such obligations, (ii) it would be impracticable or extremely difficult to fix the actual damages resulting therefrom, (iii) any sums which would be payable under this Section 4.4 are in the nature of liquidated damages, and not a penalty, and are fair and reasonable, and (iv) each payment represents a reasonable estimate of fair compensation for the losses that may reasonably be anticipated from each such failure.

4.5.

Chronic Non-Performance.  The occurrence of any of the following shall be deemed to constitute “Chronic Non-Performance”:

4.5.1.

Steam Delivery.  Starting with the second full Heating Season, if the Steam Performance Ratio shall fall below ninety percent (90%) for three consecutive Heating Seasons; or

4.5.2.

Steam Seasonal Cap Exceedence.  Subject to Operator’s waiver rights under Section 4.6 below, the sum of the Steam Liquidated Damages and Temperature Related Steam Liquidated Damages for the same Heating Season shall exceed the Seasonal Damages Cap for three consecutive Heating Seasons; or

4.5.3.

Chilled Water Delivery.  Starting with the second full Cooling Season, if the Chilled Water Reliability Ratio shall fall below ninety percent (90%) for three consecutive Cooling Seasons; or

4.5.4.

Chilled Water Seasonal Cap Exceedence.  Subject to Operator’s waiver rights under Section 4.6, the sum of the Chilled Water Liquidated Damages and Temperature Related Chilled Water Liquidated Damages for the same Cooling Season shall exceed the Seasonal Damages Cap for three consecutive Cooling Seasons; or

4.5.5.

Aggregate Cap Depletion.  Subject to Operator’s waiver rights under Section 4.6, if the total of all Liquidated Damages paid by Operator since the Commencement Date depletes the entire amount of the Aggregate Damages Cap.

4.5.6.

Chilling Power Failure.  In the event that the average Chilling Power Ratio for any three consecutive Cooling Seasons is less than ninety percent (90%).

Seasonal and Aggregate Damages Cap; Waiver Rights.

4.5.7.

Seasonal Damages Cap.  Notwithstanding anything in this Agreement to the contrary, in no event shall Operator be obligated to pay additional Steam Liquidated Damages, Temperature Related Steam Liquidated Damages, Chilled Water Damages, or Temperature Related Chilled Water Liquidated Damages to the University in any Heating Season or in any Cooling Season once the total amount of Liquidated Damages payable for such Heating Season or Cooling Season equals five hundred thousand dollars ($500,000) (the “Seasonal Damages Cap”).

4.5.8.

Aggregate Damages Cap.  Notwithstanding anything in this Agreement to the contrary, in no event shall Operator be obligated to pay Steam Liquidated Damages, Chilled Water Liquidated Damages, Temperature Related Steam Liquidated Damages or Temperature Related Chilled Water Liquidated Damages to the University, once the aggregate amount of Liquidated Damages paid to the University since the Commencement Date equals five million dollars ($5,000,000) (the “Aggregate Damages Cap”).

University Assumption of Chilled Water Operation.  If the University assumes operation of the Chilled Water Assets pursuant to Section 7.11.1, then the Aggregate Damages Cap shall be reduced to the lesser of the following: (a) $3,000,000; or (b) the then unused portion of the Aggregate Damages Cap.

4.5.9.

Waiver.

Seasonal Cap Waiver.  Operator may prevent the University from seeking to replace Operator of the Electric Assets, Thermal Assets and its undivided leased interest in the Common Assets on account of Chronic Non-Performance due to Operator reaching the Seasonal Damages Cap in three consecutive Heating Seasons by waiving the Seasonal Damages Cap and paying the University the full measure of Liquidated Damages for which Operator would have been liable during such Heating Season or Cooling Season, but for the Seasonal Damages Cap.  If Operator waives the Seasonal Damages Cap and pays all Liquidated Damages payable for the Heating Season in question, Operator shall not be deemed to have interrupted the string of consecutive exceedences of the Seasonal Damages Cap, but Operator shall retain the right to waive the Seasonal Damages Cap in future years.

Aggregate Cap Waiver.  Operator may prevent the University from seeking to replace Operator on account of Chronic Non-Performance due to Operator reaching the Aggregated Damages Cap by agreeing to waive the Aggregate Damages Cap and pay the University the amount by which the aggregate Liquidated Damages otherwise payable by Operator exceeded the Aggregate Damages Cap.  Following such payment, Operator may continue to operate the Facility, so long as Operator continues to pay Liquidated Damages in accordance with this Agreement, subject to the Seasonal Damages Cap, but no longer subject to the Aggregate Damages Cap.

ARTICLE V.

OBLIGATIONS OF UNIVERSITY

5.1.

Lake Water Supply.

The University, as holder of the riparian rights to appropriate water from Lake Mendota, as co-owner of the Facility, and as owner and operator of the Lake Water Supply Facilities shall: (a) allocate from the water withdrawals permitted under the water loss approval to be issued by the Wisconsin Department of Natural Resources based upon the application of Operator and the University (the “Water Loss Approval”) an amount sufficient to meet the electric energy generation and steam and chilled production water needs of the Facility (the “Lake Water Supply”), including the following: (i) the portion of the first four million gallons per day appropriated for the University Campus that is not actually being used for the operation of the Charter Street Plant and the Walnut Street Heating Plant; and (ii) the remaining four million gallons per day appropriation for the Facility; and (b) use its best efforts to withdraw from Lake Mendota and deliver the Lake Water Supply to the Facility.  The specific terms and conditions of how the University shall provide the Lake Water Supply to the Facility shall be more particularly set forth in a water supply agreement to be entered into between Operator and the University prior to the Commencement Date, that incorporates the concepts described below (the “Lake Water Supply Agreement”).

5.1.1.

Compensation for Lake Water Supply Delivery.  Operator shall reimburse the University for the University’s actual cost of delivering the Lake Water Supply to the Facility, based on an allocated share of the University’s actual variable operation and maintenance costs for the Lake Water Supply Facilities, with the Facility’s proportionate share equal to the product of the following:

Lake Mendota Water delivered to the Facility (which shall be expressed in gallons)

multiplied by

Lake Water Supply Facilities Variable O&M Expense (which shall be expressed in $/gallon)

5.1.2.

Lake Water Supply Performance Standards.  The University shall employ its best efforts to operate and maintain the Lake Water Supply Facilities in a manner that enables the University to deliver the Lake Water Supply over the term of this Agreement.

5.1.3.

Failure to Delivery Adequate Lake Water Supply.  The Lake Water Supply Agreement shall provide for MGE’s right to seek specific performance for the University’s breach of the Lake Water Supply Agreement on terms consistent with the terms of this Agreement.

5.1.4.

Water Supply Delivery Excuse.  The University shall be excused from its obligation to deliver the Lake Water Supply where to do so would violate the terms of the Water Loss Approval and in circumstances analogous to those identified in Sections 4.1.4 and 4.2.2 with respect to Operator’s delivery excuses for Steam and Chilled Water.

5.1.5.

Lake Water Supply Shortfall.  In the event the available water from Lake Mendota is limited due to Lake conditions, or Force Majeure, including emergency acts of Governmental Authorities or operational conditions of the Lake Water Supply Facilities, the University shall allocate the available Lake Mendota water pro rata among the Facility, the Charter Street Plant and the Walnut Street Heating Plant in proportion to their relative demonstrated water usage capacity, as verified by the Operating Committee.

5.2.

Assistance in Obtaining Permits.

The University shall make reasonable efforts to assist Operator and MGE in obtaining any permits and any other Authorizations necessary for the operation and maintenance of the Facility.

5.3.

Steam Supply.

The University shall furnish the Facility with up to 10,000lbs/hour of Steam at a pressure of not less than 120 psig for the purpose of enabling Operator to start up the Facility.  Such start up Steam shall be scheduled by Operator with the University by process equivalent to and consistent with that described in Exhibit D.  Operator shall provide the University with the metering data necessary to enable the University to calculate the amount of Steam delivered to the Facility and shall reimburse the University for all such Steam, by paying the University an amount, equal to the University’s actual variable cost of delivering such steam, which cost of University steam delivery shall be a variable operating cost of the Facility under Exhibits B and C.  Such Facility use steam request shall be made on a day ahead basis in accordance with Exhibit D.  The University shall accept such scheduled Facility use steam request, unless the University, acting reasonably and in good faith rejects the requested schedule based upon its determination that accepting such steam schedule would result in an uneconomic dispatch for the University.

ARTICLE VI

PROCEDURES, PLANS AND REPORTING

6.1.

Operation and Maintenance Procedures Manual.

Prior to the Commencement Date, Operator shall develop the Operation and Maintenance Procedures Manual and shall provide a copy to Owners.  Thereafter, the Operating Committee shall have the right to require Operator to make reasonable modifications to those provisions of the Operation and Maintenance Procedures Manual that are not controlled by applicable Law.  Operator shall give prompt written notice to the Operating Committee of any revision to the Operation and Maintenance Procedures Manual, and shall provide the University with copies of any material changes to the Operation and Maintenance Procedures Manual within thirty (30) days of completion.

6.2.

Annual Budget and Operating Plan.

Operator shall prepare the Annual Budget and Operating Plan for the Facility in cooperation with the Operating Committee as set forth in the Joint Ownership Agreement.

6.3.

Accounts and Reports.

From and after the Commencement Date, Operator shall furnish, or cause to be furnished, to the Operating Committee the reports concerning the operation and maintenance of the Facility and the Services described in this Section 6.3.

6.3.1.

Monthly Reports.

On or about the fifteenth (15th) Business Day of each calendar month, Operator shall submit to the members of the Operating Committee its monthly service report for the previous calendar month, which shall contain, at a minimum, the following information:

6.3.1.1

A description of the nonrecurring, unscheduled, or otherwise unusual Services performed during the previous month;

6.3.1.2

A description of the Services anticipated to be performed during the following month;

6.3.1.3

A statement of all sums paid to Operator during the previous month;

6.3.1.4

A discussion of any budget items that have been exceeded by at least ten thousand dollars ($10,000) and at least five percent (5%);

6.3.1.5

A statement of any known violations of any Authorizations or any Laws;

6.3.1.6

A description of any scheduled or unscheduled outages that occurred during the previous month;

6.3.1.7

An updated schedule of Scheduled Maintenance;

6.3.1.8

A discussion of any problems encountered during the previous month and the remedies effected or planned;

6.3.1.9

Detailed information about the power generation, Steam delivery, Chilled Water delivery, Condensate returned, Chilled Water returned, and fuel consumption during the previous month;

6.3.1.10

The amount of any Liquidated Damages due to the University for the previous month, including supporting calculations and documentation;

6.3.1.11

Any other information reasonably requested in writing by the Operating Committee;

6.3.1.12

If applicable, copies of any cooling tower water chemical provider’s inspection reports;

6.3.1.13

In the event that a Heating Season or Cooling Season ended during the previous month, the monthly report shall also include a statement of the Steam Performance Ratio (including DS and SS), or Chilled Water Performance Ratio (including DCW and SCW), as applicable, including supporting documentation and calculations, and a statement of the state of the Aggregate Damages Cap and the applicable Seasonal Damages Cap, including supporting information and calculations; and

6.3.1.14

Any other information deemed significant by the Operator.

6.3.2.

Annual Reports.

Within sixty (60) days after the end of each Operating Year, Operator shall submit to the Operating Committee a summary report covering the performance of the Facility and the Services conducted during such year, including, at a minimum, the following information:

6.3.2.1

Detailed information about the power generation, Steam delivery, Chilled Water delivery, Condensate returned, Chilled Water returned and fuel consumption during such year;

6.3.2.2

Detailed information regarding any known accidents;

6.3.2.3

Detailed information about Operator’s performance relative to the Steam and Chilled Water performance standards for such year, including supporting calculations and documentation;

6.3.2.4

The amount of any Liquidated Damages due to the University for such year, including supporting calculations and documentation; and

6.3.2.5

Any other information reasonably requested in writing by the Operating Committee.

6.3.3.

Litigation; Authorization Lapses.

Upon obtaining knowledge thereof, Operator shall as soon as reasonably practicable submit written notice to the University of:  (i) any pending or threatened litigation, disputes, actions or other material actions concerning the Facility or the Services; (ii) any lapse, modification, termination or expiration of any Authorization issued, obtained or required for the Facility or the Services; (iii) any violation of any such Authorization or of any Environmental Law or other law; (iv) any refusal to grant, renew or extend any such Authorization, the stated reasons therefor and a summary of the actions taken; and (v) any dispute with any Governmental Authority that may have an adverse effect on the operation of the Facility.

ARTICLE VII

COMPENSATION AND PAYMENT; REOPENER PROVISIONS

7.1.

Reimbursement for Services.

Beginning upon the Commencement Date, as reimbursement to Operator for the performance of all Services under Section 3.2, including without limitation, the incurring of expenses, the University shall pay Operator the amounts set forth in Exhibits B and C to this Agreement.  Certain elements of such reimbursement shall be adjusted in accordance with the CPI as more particularly set forth in Exhibits B and C, and certain elements of such reimbursement shall be pro-rated as applicable during any partial calendar month during the term of this Agreement.

7.2.

Compensation for Non-Routine Services.

Beginning upon the Commencement Date, as compensation to Operator for the performance of all  Non-Routine Services under Section 3.3, the University shall pay Operator any amounts agreed to in accordance with Section 3.3. of this Agreement.

7.3.

Monthly Invoice; Payment

7.3.1.

Invoice for Fuel Costs.  Operator shall invoice the University separately for the University’s allocated portion of the total Fuel costs for the Facility, as calculated in accordance with Exhibits B and C (the “Fuel Payment”).  Operator will use good faith reasonable efforts to negotiate with its suppliers payment terms that afford the University a reasonable amount of time to make monthly or other payment to Operator for such Fuel Payment on a date (the “Fuel Payment Due Date”) that affords Operator time to use the Fuel Payment to pay its Fuel suppliers without Operator incurring any interest, late charge or penalty.  If the University does not pay Operator such Fuel Payment in full on or before the Fuel Payment Due Date, then any unpaid Fuel Payment or portion thereof shall bear interest from the Fuel Payment Due Date until paid in full at the Default Rate.

7.3.2.

Invoice for Fixed O&M Costs.  On or about the first (1st) Business Day of each calendar month, Operator shall submit to the University its invoice for the University’s allocated portion of all Steam Fixed O&M Costs and Chilled Water Fixed O&M Costs (as set forth in Schedules S-1 and CW-1) for the Facility that are payable for the current calendar month.  Such invoice shall be due and payable within thirty (30) days after delivery to the University (the “Fixed O&M Costs Payment Due Date”).  If the University does not pay Operator in full for such Fixed O&M Costs on or before the Fixed O&M Costs Payment Due Date, then any unpaid portion thereof shall bear interest from the Fixed O&M Costs Payment Due Date until paid in full at the Default Rate.

7.3.3.

Invoice for Other Variable O&M Costs.  On or about the tenth (10th) Business Day of each calendar month, Operator shall submit to the University its invoice for the University’s allocated portion of Steam Variable O&M Costs and Chilled Water Variable O&M Costs (as set forth in Schedules S-2 and CW-2), except the cost of Fuel for the previous month.  If applicable, the invoice shall also reflect any credit due to the University for any Liquidated Damages for the previous month, and the amount of Liquidated Damages shall be set off against the amount due to Operator.  Subject to Section 7.10, the University shall pay to Operator the total amount set forth in the invoice within thirty (30) days following receipt thereof (the “Variable O&M Costs Payment Due Date”).  If the University does not pay Operator in full for such Variable O&M Costs on or before the Variable O&M Costs Payment Due Date, then any unpaid portion thereof shall bear interest from the Variable O&M Costs Payment Due Date until paid in full at the Default Rate.

7.3.4.

Invoice for Lake Water Supply Delivery Costs.  The University shall invoice MGE monthly for its proportionate share of Lake Water Supply delivery costs, as more particularly set forth in the Lake Water Supply Delivery Agreement. Subject to Section 7.10, Operator shall pay to the University the total amount set forth in the invoice within thirty (30) days following receipt thereof (the “Water Supply Delivery Costs Payment Due Date”).  If Operator does not pay such invoice in full on or before the Water Supply Delivery Costs Payment Due Date, then any unpaid portion thereof shall bear interest from the Water Supply Delivery Costs Payment Due Date until paid in full at the Default Rate.

7.3.5.

Invoice for Start Up Steam Costs. The University shall invoice Operator monthly for the cost of providing start up Steam to the Facility.  Subject to Section 7.10, Operator shall pay to the University the total amount set forth in the invoice within thirty (30) days following receipt thereof (the “Start Up Steam Costs Payment Due Date”).  If Operator does not pay such invoice for such Start Up Steam Costs on or before the Start Up Steam Costs Payment Due Date, then any unpaid portion thereof shall bear interest from the Start Up Steam Costs Payment Due Date until paid in full at the Default Rate.

7.4.

Payment for Major Maintenance.

The University shall pay for Major Maintenance in accordance with Exhibits B and C.  Any amounts payable for Major Maintenance that are not paid by the applicable due date shall bear interest until paid in full at the Default Rate.

7.5.

Payment for One Time Expenditures.

At the University’s option, the University or the State may elect to pre-fund the following one time expenditures on or before June 1, 2005: (a) the University’s Allocated Share of the Initial Inventory; and (b) the State’s Allocated Share of the Incremental Water Supply Costs.  If the University or the State elects to pre-fund such expenditures, then it shall reimburse MGE for such expenditures on or before June 1, 2005, by paying to MGE the cost of the University’s Allocated Share of the Initial Inventory, together with interest at the Default Rate from the date MGE or any MGE Affiliate actually paid for such Initial Inventory until June 1, 2005 (the “Initial Inventory Cost”) and the State’s Allocated Share of the Incremental Water Supply Cost, including interest at the Default Rate from the date MGE or any MGE Affiliate actually paid for such expenditures until the Commencement Date.  If the University elects not to pre-fund the Initial Inventory Cost and/or the State elects not to pre-fund the Incremental Water Supply Cost, then the University agrees that to the extent such costs have not been pre-funded, Schedules S-1 and CW-1 of this Agreement shall be amended, and the Parties hereby agree that Operator shall substitute for such schedules, replacement schedules that add the following payments to the Fixed O&M Costs payable by the University: (1) a monthly payment sufficient to fully amortize the Initial Inventory Cost, plus interest at the Default Rate, over three (3) years; and (2) a monthly payment sufficient to fully amortize the State’s Allocated Share of the Incremental Water Supply Cost, plus interest at the Default Rate, over ten (10) years.

7.6.

Facility Expansion.

If the University requests expansion of the Facility under Section 7.15 of the Joint Ownership Agreement, then the Parties agree that Schedules S-1 and CW-1 of this Agreement shall be amended, as necessary, to reflect the effect of the Facility expansion made in accordance with the Joint Ownership Agreement, and Operator shall be authorized to substituted new versions of such schedules, as necessary, that reflect the effect of such Facility expansion.

7.7.

Adjustments and Conditions.

Notwithstanding the payment of any amount pursuant to the foregoing provisions, the University shall remain entitled to conduct, at the University’s sole expense, a subsequent audit and review amounts paid by the University hereunder, together with any supporting documentation, for a period of one (1) year from and after the end of the year in which the invoice was submitted to the University pursuant to this Article.  If, pursuant to such audit and review, the Parties conclude that any amount previously paid  to Operator did not accurately reflect the amount due to Operator or if the Parties disagree, but it is determined through the dispute resolution procedures of Article XIII that any amount previously paid  to Operator did not accurately reflect the amount due to Operator, then the University may recover such amount from Operator with interest thereon from the date of payment to the date of repayment at the Default Rate.

7.8.

Accounting and Audit Rights

Operator shall keep and maintain, in accordance with generally accepted accounting principles consistently applied, books, records, accounts and other documents (“Records”) sufficient to reflect accurately and completely all expenses incurred pursuant to this Agreement, and Operator shall keep and preserve the Records for a period of at least three (3) years from and after the close of the Operating Year in which such costs were incurred.  The Records shall include receipts, memoranda, vouchers, inventories and accounts of every kind and nature pertaining to the Services, payroll costs incurred and the monthly salary and hourly rate of each and every employee whose payroll costs constitute an expense hereunder.  The University, its representatives and any firm of independent auditors appointed by the University shall have access, upon reasonable advance notice to Operator in writing, to the Records maintained by Operator for the purposes of auditing and verifying the expenses.  The University shall have the right to reproduce all or part of the Records.  Once an audit has been completed, the University and its assignees shall not be entitled to audit rights for the same Operating Year or Operating Years that were the basis of the previous audit, unless the need to reaudit any previously audited year is due to the intentional or negligent misrepresentation of Operator.

7.9.

Interest.

Except for any amounts in dispute as provided for in Section 7.10 hereof, any amount owed to one party hereunder by the other party for more than thirty (30) days after the date such amount is due shall accrue interest each day from the original due date until paid in full at an annual rate equal to the Default Rate.

7.10.

Disputed Payments.

If a party (the “Disputing Party”) disputes any amounts included in any invoice provided to such party by another party (the “Invoicing Party”), the Disputing Party shall give written notice to the Invoicing Party of each such disputed amount and shall pay the full amount of such invoice that is not in dispute within the time periods set forth herein for such payment.  The Disputing Party and the Invoicing Party shall endeavor diligently and in good faith to resolve any issue with respect to the amount remaining in dispute within thirty (30) days after the date of the Invoicing Party’s receipt of the notice of disputed amount.  If agreement is not reached within such thirty (30) day period, the parties will continue to try to resolve such dispute; provided, however, that either party may instead submit the dispute to resolution pursuant to Article XIII hereof. If the Disputing Party and the Invoicing Party agree, or it is determined through the dispute resolution procedures that part or all of the disputed amount was payable to the Invoicing Party, then the amount agreed or determined to be payable to the Invoicing Party shall be paid in full, together with interest at the Default Rate from the original payment due date.

7.11.

Chilled Water Operations and Fixed O&M Cost Reopeners.

On the third anniversary of the Commercial Operation Date and on every fourth anniversary thereafter (each a “Reopener Date”), the University shall have the option to reopen the following terms and conditions of this Agreement:

7.11.1.

Operation of Chilled Water Assets.  The University shall have the right to assume operation of the Chilled Water Assets within the Facility.  If the University exercises this right, the Parties shall adjust the cost allocations in the applicable Exhibits to this Agreement to reflect the effect of such change in operation.

7.11.2.

Fixed O&M Costs.  Subject to approval by the PSCW to the extent required by applicable Law, the University shall have the right to require Operator to modify the terms of the Steam Fixed O&M Costs (Exhibit B, Schedule S-1) and the Chilled Water Fixed O&M Costs (Exhibit C, Schedule CW-1), collectively, the “Fixed O&M Costs”, to switch from the indexed Fixed O&M Costs currently set forth in Exhibits B and C to the reimbursement of actual incurred expenses by the Operator for the same Fixed O&M Costs, or, in the event that the Fixed O&M Costs are not indexed as of such Reopener Date, to switch back to the indexed methodology of Fixed O&M Costs currently set forth in Exhibits B and C, with the indexed Fixed O&M Costs rebased to Operator’s actual costs as of the switching date.  If the University elects not to exercise its right to switch from indexed Fixed O&M Costs to actual incurred expenses of Operator for the Fixed O&M Costs as of a particular Reopener Date, then the indexed Fixed O&M Costs shall be rebased to Operator’s actual costs as of such Reopener Date.

7.12.

Notice.

If the University wishes to exercise its reopener rights under Section 7.11, it shall provide written notice to Operator not less than three months prior to any Reopener Date.  Such notice shall identify the issues for which the University wishes to exercise its reopener rights.  If the University fails to provide written notice of its intent to exercise such reopener rights by the date three months prior to any Reopener Date, then the University shall be deemed to have elected not to exercise such reopener rights for the then-current reopener period.

7.13.

Reopener Terms Negotiation Process.

If the University validly notifies Operator of its intent to exercise its reopener rights, then commencing upon the Reopener Date, the Parties shall meet and, acting in good faith, endeavor to agree upon the details of how the University’s exercise of its reopener rights will affect the remaining terms and conditions of this Agreement.  The Parties shall conclude all details of such negotiations within six months after the Reopener Date and embody the terms of their agreement in an amendment to this Agreement.  If the Parties are unable to agree upon such terms and conditions within such six-month period, then the dispute resolution provisions of Article XIII of this Agreement shall apply.

7.14.

  Independent Efficiency Evaluation/Dispatch Reopener.

Upon the first Reopener Date, unless both Parties have previously provided written notice to each other that they do not wish to do so, the Parties shall, at their joint expense, retain an independent evaluator to make recommendations to improve the efficiency of dispatch of the Facility.  In connection with each Reopener Date, the parties shall meet to discuss the Steam Fuel Costs schedule (Exhibit B, Schedule S-3) and to consider mutually agreeable modifications to the dispatch benefit and other terms and conditions of such Steam Fuel Costs schedule.

ARTICLE VIII

TERM

8.1.

Term.

The term of this Agreement (the “Term”) shall begin on the Commencement Date hereof and shall remain in effect for thirty (30) years.  If any Party wishes to extend this Agreement beyond the end of the term, such Party shall provide written notice to the other Parties not less than two years before the end of the Term.  Upon receipt of such notice the Parties shall thereafter meet and negotiate in good faith in an effort to agree upon mutually agreeable terms and conditions for an extension of this Agreement beyond the end of the Term.  The terms and conditions of any such extension shall be set forth in a written instrument executed by the Parties and approved by the PSCW.

8.2.

Termination by the University.

Upon the occurrence of any of the following events, the University may terminate this Agreement and replace Operator as the operator of the Facility upon thirty (30) days written notice (the “Default Notice”) to Operator, but contingent, to the extent required by Law, upon the approval of the PSCW of the new operator for the Facility:

(i)

the Bankruptcy of Operator;

(ii)

Chronic Non-Performance

a)

Provided that the University’s right to terminate with respect to the Electric Assets, the Thermal Assets and the Common Assets shall be limited to the circumstances set forth in Sections 4.5.1, 4.5.2 (but subject to Operator’s waiver rights under Section 4.6.3.2) and 4.5.5 (but subject to Operator’s waiver rights under Section 4.6.3.2); and

b)

Provided that the University’s right to terminate with respect to the Chilled Water Assets Electric Assets, the Thermal Assets and the Common Assets shall be limited to the circumstances set forth in Sections 4.5.3, 4.5.4 and 4.5.5 (but subject to Operator’s waiver rights under Section 4.6.3.2); or

(iii)

a Change in Control of MGE Energy, Inc., if the University thereafter elects to exercise its right to replace Operator under Section 4.5(e) of the Joint Ownership Agreement.;

8.3.

Termination by Operator.

Upon the occurrence of any of the following events, Operator shall have the right to terminate this Agreement, after providing a Default Notice to the University:

8.3.1.

Payment Default.  If the University shall fail to pay any amount due hereunder within thirty (30) days of its due date.

8.3.2.

Prohibited Assignment.  If the University shall assign its interest in this Agreement to any person in violation of the terms of Section 15.1.

8.4.

Defaults Not Justifying Termination.

8.4.1.1

Any Party violates or allows a violation of any Authorization, Environmental Law or other law applicable to the Services or the Facility, which violation has or may have a material adverse effect on any Party to this Agreement or the operations of the Facility and the Party in default does not cure such violation within thirty (30) days of the date of the receipt of the Default Notice; provided, however, that if such failure cannot reasonably be cured within said thirty (30) days and the Party in default shall have commenced to cure such failure within said period and shall thereafter proceed with reasonable diligence and good faith to cure such failure, then for such longer period of time (but not more than one hundred eighty (180) days) as shall be necessary to accomplish such cure with all reasonable diligence (so long as such extended period will not cause an immediate material adverse effect on the Facility or any non-defaulting Party and provided further that the occurrence of any such immediate material adverse effect shall terminate the extended period);

8.4.1.2

Any Party fails to perform any other material obligation under this Agreement and the Party in default does not cure such failure within thirty (30) days of the date of the receipt of the Default Notice; provided, however, that if such failure cannot reasonably be cured within said thirty (30) day period and the Party in default shall have commenced to cure such failure within said period and shall thereafter proceed with reasonable diligence and good faith to cure such failure, then for such longer period of time (but not more than one hundred eighty (180) days) as shall be necessary to accomplish such cure with all reasonable diligence (so long as such extended period will not cause an immediate material adverse effect on the Facility or any Party not in default and provided further that the occurrence of any such immediate material adverse effect shall terminate the extended period); or

8.4.1.3

Operator takes any action, or fails to take any action within its reasonable control, which action or failure to act has or would have a material adverse effect on the rights of the University under any warranties or guarantees applicable to the Facility or any equipment at the Facility.

8.5.

Remedies for Defaults Not Justifying Termination.

In the event of a default not justifying termination by any Party under Section 8.4 of this Agreement, which default is not cured within the applicable notice and cure period set forth in Section 8.4 after the Party in default receives a Default Notice, any Party not then in default may, after employing the dispute resolution procedures of Article XIII and if the default is not thereby resolved, bring litigation in accordance with Section 13.2 to obtain specific performance of this Agreement, including injunctive relief to order the Party in default to cure  the default in question.

8.6.

Facility Condition at End of Term.

Upon expiration or termination of this Agreement, Operator (but not MGE, who may thereafter elect to operate the portion of the Facility leased from MGE Power under the Facility Lease) shall remove its personnel from the Chilled Water Assets and shall leave the Chilled Water Assets in the same condition as on the Commencement Date, normal wear and tear and any other degradation for which Operator is not responsible excepted.  All Accessories and Consumables, operating and maintenance manuals and any other items previously paid for by the University under this Agreement will be left at the Facility and will become or remain the property of the University without additional charge.

ARTICLE IX

INSURANCE

9.1.

Insurance.

Operator shall obtain and to maintain in effect policies of insurance of the type, in the amounts, with the deductibles and as otherwise provided in Exhibit E attached hereto.

9.2.

Certificates; Proof of Loss.

On or before the required date for the insurance to be provided hereunder, Operator shall furnish certificates of insurance to the University evidencing the insurance required pursuant to this Agreement.  Operator shall make all proofs of loss under each such policies and shall take all other action reasonably required to ensure collection from insurers for any loss under any such policy.

9.3.

No Limitation on Liability.

The provision of any insurance obligation hereunder shall not be construed to limit the liability of either party to the other party under this Agreement.

ARTICLE X

METERING

10.1.

Metering.

Operator shall operate and maintain devices to measure Steam and Chilled Water delivered by Operator to the University and as required below (the “Meters”).  The Meters shall be of a type commonly used and generally accepted in the steam and chilled water production industry and located to measure accurately (a) the temperature, pressure and flow to calculate the energy of Steam delivered at the Steam Delivery Point; (b) the temperature, conductivity and flow to calculate the energy of Condensate returned at the Condensate Delivery Point; (c) the flow and temperature of the Chilled Water delivered at the Chilled Water Delivery Point; (d) the flow and temperature of the Chilled Water Return returned at the Chilled Water Delivery Point; and (e) any other meters required to meet the parties’ other obligations under this Agreement.

10.2.

Meter Readings.

Operator shall read the Meters no less frequently than monthly.

10.3.

Access and Inspections.

The Meters shall be sealed.  A Meter seal shall be broken only if necessary for maintenance or when needed to be inspected, tested, adjusted or repaired.  Operator shall give the University reasonable prior notice of and the University shall have the right to be present at any such breaking of the seal, inspection, test, adjustment or repair.  Operator shall give the University a copy of all written reports on such Meter inspections, testing and maintenance.

10.4.

Testing and Calibration; Repair.

The Meters shall be tested and calibrated (using methods generally accepted in the power generation industry) as required by any applicable PSCW standards, or, if no such standards exist, as established  by the Operating Committee.  Any Party may, at any time, request additional testing with respect to the Meters, and Operator shall then promptly schedule a test of the Meters.  The cost of the additional testing shall be borne by the requesting Party if the meter is found to be accurate (i.e., within the applicable PSCW requirement, or if no PSCW requirement is applicable, within the meter manufacturer’s specifications) when tested.  If a Meter fails to register, or if its measurement is found upon testing to be inaccurate, Operator shall bear the cost of testing and such meter shall be replaced or repaired as soon as practicable by Operator so that it measures the temperature, pressure, and flow accurately within any limits prescribed by the manufacturer.

ARTICLE XI

INDEMNIFICATION

11.1.

By Operator.

To the maximum extent permitted by law and subject to the limitations set forth in Article XII hereof, Operator shall indemnify, defend and hold harmless the University, the State and each of their respective officers, directors, employees, representatives and agents (the “University Indemnified Parties”), from and against any and all suits, actions, liabilities, legal proceedings, claims, demands, losses, costs and expenses of whatsoever kind or character, including without limitation, reasonable attorneys’ fees and expenses, for injury or death of third parties or loss of or damage to property of third parties arising as a result of or in connection with (i) any failure on the part of Operator to perform its obligations under this Agreement, (ii) any negligent acts or omissions or willful misconduct or anyone acting on Operator’s behalf (other than any University Indemnified Party) or (iii) any violations of University’s safety procedures by Operator or its employees, agents, representatives or independent contractors.  It is understood and agreed by the parties that any costs or expenses incurred by Operator pursuant to its indemnity obligations under this Section 11.1, including without limitation, the cost of deductibles with respect to the insurance maintained by Operator or the University pursuant to Article IX hereof, shall not constitute expenses under this Agreement.

11.2.

By the University.

The University and the State shall assume and retain all liability, including claims, demands, losses, costs, damages and expenses of every kind and description, or damages to persons or property arising out of or in connection with or occurring during the course of this Agreement, where such liability is proximately caused by the acts or omissions of any of the officers, employees or agents of the University or the State while acting within the scope of their employment where protection is afforded by Wis. Stats. 893.82 or 895.46(1).

11.3.

Duty to Keep Apprised.

Any party entitled to indemnification or other protection under this Article shall keep the responsible party apprised of the status of all claims with respect to which it is entitled to such indemnification or protection, and shall not settle any such claim without the consent of the responsible party, such consent not to be unreasonably withheld or unduly delayed.

ARTICLE XII

LIABILITIES OF THE PARTIES

12.1.

No Consequential Damages.

Notwithstanding any provision contained in this Agreement to the contrary, none of the parties hereto nor their respective officers, directors, principals (including without limitation), agents, subcontractors, vendors, employees or related or affiliated entities shall be liable to the other hereunder for consequential or indirect loss or damage, including without limitation, cost of capital, loss of goodwill, loss of revenue, cost of replacement power, increased operating costs or any other special or incidental damages.  The parties further agree that the waivers and the disclaimers of liability, indemnities, releases from liability and limitations on liability expressed in this Agreement shall survive the termination or expiration hereof and shall apply (unless otherwise expressly indicated), whether in contract, equity, tort or otherwise, even in the event of the fault, negligence (including without limitation, the sole negligence), strict liability or breach of warranty of the party indemnified, released or whose liabilities are limited, and shall extend to the officers, directors, principals, agents, subcontractors, vendors, employees or related or affiliated entities of such party.

ARTICLE XIII

DISPUTE RESOLUTION

13.1.

 In General.

13.1.1.

The parties shall attempt to settle every dispute arising out of or in connection with this Agreement (each a “Dispute”), by following the dispute resolution process set forth below, to the extent permitted by Law.

13.1.2.

Any party shall have the right to seek resolution of a Dispute by providing written notice of the Dispute to the Treasurer of MGE Energy, which notice shall be deemed sufficient notice to MGE, and the Secretary of the Wisconsin Building Commission, which notice shall be deemed sufficient notice to the University or their designees or legal successors.  Within three (3) Business Days of such notice, the Treasurer and Secretary shall meet, review such relevant information as they may determine and render their decision within three (3) Business Days of such meeting (or such other timeline to which they mutually agree).

13.1.3.

If the Treasurer and Administrator cannot arrive at a mutually agreeable decision within the three (3) Business Day period provided, either of them may, within three (3) Business Days, refer the Dispute to the President of MGE Energy and the Secretary of the Wisconsin Department of Administration (the “DOA Secretary”).

13.1.4.

Upon a timely referral, the MGE Energy President and DOA Secretary shall consider the Dispute, review such relevant information as they may determine and issue their decision (which decision shall be confirmed in writing) within five (5) Business Days after receiving the referral.  If the MGE Energy President and DOA Secretary cannot resolve the issue within the five (5) Business Day period, then the Parties shall have the rights set forth below in Section 13.2.

13.2.

Litigation.

Any dispute that has not been resolved as set forth in Section 13.1 above, may be pursued by any party in any federal or Wisconsin court with jurisdiction located in Madison, Wisconsin.  Each party shall bear its own costs in such litigation, including its attorneys’ fees and any other costs it incurs in connection with the litigation.

13.3.

Continued Performance.

During the conduct of dispute resolution procedures pursuant to this Article XIII, (a) the parties shall continue to perform their respective obligations under this Agreement, and (b) no party shall exercise any other remedies hereunder arising by virtue of the matters in dispute.

ARTICLE XIV

TITLE DOCUMENTS AND DATA

14.1.

Materials and Equipment.

Title to all Accessories and Consumables and other items purchased or obtained by Operator hereunder for the Facility actually paid for by the University shall pass immediately to and vest in the University as and when actually paid for by the University; provided, however, that such transfer of title shall in no way affect Operator’s obligations as set forth in the other provisions of this Agreement.

14.2.

Documents.

A copy of all materials and documents prepared or developed by or on behalf of Operator in connection with the Facility or the performance of the Services, including without limitation, all manuals, data, designs, drawings, plans, computer software, specifications, reports and accounts, and for which it has been compensated, together with any materials and documents furnished by the University to Operator or to its employees, representatives, agents or contractors, shall be delivered to the University upon expiration or termination of this Agreement.  In addition, all such materials and documents shall be available for review by the University at all reasonable times following written notice during development of, and promptly upon completion of, such materials and documents.

ARTICLE XV

MISCELLANEOUS

15.1.

Assignment.

No assignment of this Agreement by either party may be made without the prior written approval of the other party and unless the assignee assumes the full obligations of the assignor.

15.2.

Access.

The University and its representatives at all reasonable times after written notice shall have access to the Facility, all Facility operations and any documents, materials, records and accounts relating to the Facility Assets operation for purposes of inspection and review; provided, however, that reasonable prior notice shall be required for access to the Facility and to documents, records and other written materials.  During any such inspection or review of the Facility, the University and its invitees, shall comply with all of Operator’s safety and security procedures, and the University and its representatives shall conduct such inspection and reviews in such a manner as to cause minimum interference with Operator’s activities and its ability to perform the Services.  Operator also shall cooperate with the University in allowing other visitors access to the Facility under conditions mutually agreeable to the parties.

15.3.

Cooperation in Permitting and Financing.

Owners shall cooperate in good faith with each other and with Operator to obtain any Authorizations and amendments thereto that are necessary or desirable to safe, efficient and effective operation of the Facility, in accordance with applicable Law.  Owners shall further cooperate in good faith with each other to enable each Owner to obtain financing necessary to financing or re-finance their respective investments in the Facility.  Such duty to cooperate shall not obligate either Owner or Operator to incur any out of pocket expense, unless the parties for whose benefit the expense is incurred makes reasonable advance arrangements to reimburse such expense.

15.4.

Independent Contractor.

Operator shall be an independent contractor with respect to the performance of the Services hereunder.  Neither Operator nor its employees, agents, subcontractors, vendors or suppliers or the employees of any such parties employed in the Facility operation, shall be deemed to be agents, representatives, employees or servants of the University, except to the extent of any express agency created hereunder pursuant to the authority granted to Operator under Article III hereof.  Except as otherwise expressly provided herein, this Agreement shall not constitute Operator as the legal representative or agent of the University, nor shall Operator have the right or authority to assume, create or incur any liability or obligation, express or implied, against, in the name of or on behalf of the University.  This Agreement is not intended to create, and shall not be construed to create, a relationship of partnership, joint venture or an association for profit between the University and Operator.

15.5.

Not for Benefit of Third Parties.

Except as otherwise expressly provided herein, this Agreement and each and every provision hereof is for the exclusive benefit of the parties hereto and is not for the benefit of any third party.

15.6.

Force Majeure.

15.6.1.

Effect.

Any delays in or failure of performance by a party, other than the obligations to pay monies hereunder, shall not constitute a Default hereunder if and to the extent such delays or failures of performance are caused by Force Majeure events.  If any Force Majeure event increases Operator’s cost of performing its obligations hereunder, each Owner shall pay its allocated share of the increase.

15.6.2.

Notice of Occurrence and Impact.

15.6.2.1

Notice of Occurrence.  Any party claiming that a Force Majeure condition has arisen shall immediately notify the other party of the same, shall act diligently to overcome, remove and/or mitigate the effects of the event of Force Majeure, shall notify the other parties on a continuing basis of its efforts to overcome, remove and/or mitigate the event of Force Majeure and shall notify the other party immediately when said condition has ceased.

15.6.2.2

Notice of Impact.  In addition to its obligations under Section 15.6.2.1, if Operator claims there is a Force Majeure condition, Operator shall (i) promptly notify the University, in writing of the nature, cause and cost of such Force Majeure condition, (ii) state whether and to what extent the condition will interfere with the performance of the Services and the delivery of Steam and Chilled Water, and (iii) state the date and time the Force Majeure condition commenced.

15.6.3.

Termination.

In the event that a Force Majeure event continues for more than one (1) year and the  after notice of the event of Force Majeure is given under Section 15.6.2.1, and the Operating Committee elects not to rebuild, then, subject to PSCW approval to the extent required by applicable Law, any party may terminate this Agreement, at any time thereafter prior to any remedying of the adverse effects of the Force Majeure event, by giving at least ten (10) Business Days prior written notice to the other parties

15.7.

Amendments.

Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought.

15.8.

Survival.

Notwithstanding any provisions contained herein to the contrary, the indemnity obligations set forth in Article XI hereof and the limitations on liabilities set forth in Article XII hereof shall survive in full force the expiration or termination of this Agreement.

15.9.

No Waiver.

It is understood and agreed that any delay, waiver or omission by the University or Operator to exercise any right or power arising from any breach or default by the University or Operator with respect to any of the terms, provisions or covenants of this Agreement shall not be construed to be a waiver by the University or Operator of any subsequent breach or default of the same or other terms, provisions or covenants on the part of the University or Operator.

15.10.

Notices.

Any notice, demand, offer or other written instrument required or permitted to be given pursuant to this Agreement shall be in writing signed by the party giving such notice and shall be hand delivered or sent by overnight courier, registered mail or telefax to the other parties at such address as set forth below.

If delivered to the University:

Secretary, Board of Regents
of the University of Wisconsin System
1860 Van Hise Hall
1220 Linden Drive
Madison, Wisconsin  53706
Attention:  Secretary
Facsimile:

If delivered to Operator:

Madison Gas and Electric Company

133 South Blair Street

Madison, Wisconsin  53703

Attention:  General Counsel

Facsimile:  (608) 252-7098

If delivered to MGE:

Madison Gas and Electric Company

133 South Blair Street

Madison, Wisconsin  53703

Attention:  General Counsel

Facsimile:   (608) 252-7098

Each party shall have the right to change the place to which notice shall be sent or delivered by similar notice sent in like manner to the other parties.  Without limiting any other means by which a party may be able to prove that a notice has been received by the other party, a notice shall be deemed to be duly received:

(a)  if sent by hand, the date when left with a responsible person at the address of the recipient;

(b)  if sent by registered mail or overnight courier, the date of receipt; or

(c)  if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient’s facsimile number.

15.11.

Counterparts.

The parties hereto may execute this Agreement in two (2) or more counterparts, all of which taken together shall constitute one and the same instrument and each of which shall be deemed an original instrument as against any party who has signed it.

15.12.

Governing Law.

This Agreement is executed and intended to be performed in the State of Wisconsin, and the laws of that state shall govern its construction, interpretation and effect (without reference to choice of law principles).

15.13.

Partial Invalidity.

If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided, however, that if such severability materially changes the economic benefits of this Agreement to either party the parties shall negotiate an equitable adjustment in the Provisions of this Agreement in good faith.

15.14.

Captions, Exhibits, and the Table of Contents.

Titles or captions of Sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend, describe or otherwise affect the scope or meaning of this Agreement or the intent of any provision hereof.  All Exhibits attached hereto shall be considered a part hereof as though fully set forth herein.

15.15.

Entire Agreement.

This Agreement sets forth the full and complete understanding of the parties relating to the subject matter herein as of the date hereof, and supersedes any and all negotiations, agreements and representatives made or dated prior thereto.  No party shall be bound by any other obligations, conditions or representations with respect to the subject matter of this Agreement.

15.16.

Conflicting Provisions.

In the event of any conflict between this document and any Exhibit hereto, the terms and provisions of this document, as amended from time to time, shall control.  In the event of any conflict among the Exhibits, the Exhibit of latest date shall control.

15.17.

Successors and Assigns.

The terms and provisions of this Agreement and the respective rights and obligations hereunder of Operator, the University and MGE shall be binding upon, and inure to the benefit of, their respective permitted successors and assigns.

15.18.

Designated Representatives.

The University hereby designates ____________________, as its representative (the “University’s Representative”) who shall be authorized to act on behalf of the University, with whom Operator may consult at all reasonable times.  Whenever this Agreement requires or provides for the approval, consent or some other action of the University, Operator may rely on the approval, consent or other action of the University’s Representative.  The University may change the University’s Representative at any time and from time to time by written notice to Operator.  Operator hereby designates Steven A. Schultz, as its representative (“Operator’s Representative”) who shall be authorized to act on behalf of Operator, with whom the University may consult at all reasonable times.  Whenever this Agreement requires or provides for the approval, consent or some other action of Operator, the University may rely on the approval, consent or other action of Operator’s Representative.  Operator may change Operator’s Representative at any time and from time to time by written notice to the University.

15.19.

Procurement.

To the extent requested by the University, Operator shall consult with the University and shall consider the University’s advice with respect to the suppliers from which Operator procures Accessories, Consumables and outside services, provided however, that notwithstanding such consultation and advice, Operator may procure all Accessories, Consumables and outside services from such sources as Operator, in its reasonable discretion, may select.

15.20.

Non-Appropriation.

The parties agree that the University’s payment obligations under this Agreement is, if applicable to this Agreement, subject to funds being budgeted and appropriated for that purpose.  Should the State of Wisconsin fail to appropriate adequate funds for such purpose, the University shall be excused from such payment, but upon such event, Operator shall have, without further notice to the University, the right to: (a) terminate and/or cease performance under this Agreement, (b) terminate some or all of the agreements with the University and/or the State relating to the Facility, (c) to the extent permitted by law, collect from the University its obligation to pay to Operator for the Services and Non-Routine Services provided to the date of such termination.  Such remedy shall survive the termination of this Agreement.  The University agrees to use its best efforts to request and/or support the appropriations necessary from the Legislature to pay the University’s obligations under this Agreement, including but not limited to making and seeking the State’s support of any necessary budgetary requests for the University.

15.21.

Contingent Upon Issuance of CPCN and Other Authorizations; PSCW Modifications.

The parties’ obligations to continue to proceed in accordance with this Agreement are contingent upon the approval of this Agreement by the PSCW.  If the EPC Agreement is terminated prior to the Commercial Operation Date, then this Agreement shall terminate simultaneously with the termination of the EPC Agreement.  The parties agree that in the event that the PSCW shall take action that results in the reallocation of any costs or any risks relating to the Facility in a manner that materially affects any of the costs or obligations under this Agreement, the costs and/or obligations shall be adjusted accordingly among the parties to this Agreement to reflect the effect of the PSCW action.  To the extent that the PSCW or any other Governmental Authority imposes any additional requirements or modifications that increase the overall cost of the Work, the State and MGE Power shall share such cost increase in proportion to their Allocated Shares as set forth in the Joint Ownership Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement through their duly authorized officers as of the date first written above.

Operator

MADISON GAS AND ELECTRIC COMPANY

By: /s/ Terry A. Hanson

Title:

Vice President, Chief Financial Officer and

Secretary

MGE

MADISON GAS AND ELECTRIC COMPANY

By: /s/ Terry A. Hanson

Title:

Vice President, Chief Financial Officer

and Secretary

     Signature of Terry A. Hanson, Vice President, Chief Financial Officer and Secretary, to me known to be such officer, who executed the foregoing instrument, by its authority, as the deed of such entity, authenticated this ____ day of October, 2003.

University

THE BOARD OF REGENTS OF THE UNIVERSITY OF WISCONSIN

By: /s/ Toby E. Marcovich

Title:

President

By: /s/ Judith A. Temby

Title:

Secretary

     Signatures of Toby E. Marcovich, President, and Judith A. Temby, Secretary, to me known to be such officer, who executed the foregoing instrument, by its authority, as the deed of such entity, authenticated this ____ day of October, 2003.